SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) April 27, 2000
                                                 --------------

                         UNIROYAL TECHNOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
             ------------------------------------------------------
                 (State of other jurisdiction of incorporation)



         0-20686                                            65-0341868
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



Two North Tamiami Trail, Suite 900
Sarasota, Florida                                                       34236
-------------------------------------------                        -------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (941) 361-2100
                                                   --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         ITEM 5.  OTHER EVENTS

                  Pursuant to an Asset Purchase Agreement dated as of December 24, 1999, among Spartech Corporation ("Spartech"), High Performance Plastics, Inc. ("HPPI"), Uniroyal HPP Holdings, Inc. and Uniroyal Technology Corporation (the "Company"), HPPI, a wholly owned subsidiary of the Company, sold substantially all of its assets to Spartech for approximately $216 million in cash. The transaction was closed on February 28, 2000. Copies of the Asset Purchase Agreement, without exhibits, and the Amendment to Asset Purchase Agreement have been previously filed in our Form 8-K dated March 14, 2000.

                  Included in this Form 8-K as Appendix A are the Company's Consolidated Financial Statements as of September 26, 1999 and September 27 1998, and for the fiscal years ended September 26, 1999, September 27, 1998 and September 28, 1997, restated for discontinued operations and the retroactive effect of a two-for-one stock split declared by the Company on March 10, 2000, for stockholders of record on March 20, 2000.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 UNIROYAL TECHNOLOGY CORPORATION




Date:  April 27, 2000                            By:/s/ George J. Zulanas, Jr.
                                                     ---------------------------
                                                     George J. Zulanas, Jr.,
                                                     Executive Vice President,
                                                     Treasurer and Chief
                                                     Financial Officer

APPENDIX A-CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of September 26, 1999 and September 27, 1998 and for the Years Ended September 26, 1999, September 27, 1998 and September 28, 1997:

                 Independent Auditors' Report                                                               F-2

                 Consolidated Balance Sheets as of September 26, 1999 and September 27, 1998                F-3

                 Consolidated Statements of Operations for the Years Ended
                 September 26, 1999, September 27, 1998 and September 28, 1997                              F-5

                 Consolidated Statements of Comprehensive Income for the Years
                 Ended September 26, 1999, September 27, 1998 and September 28,
                 1997                                                                                       F-6

                 Consolidated Statements of Changes in Stockholders' Equity for
                 the Years Ended September 26, 1999, September 27, 1998 and
                 September 28, 1997                                                                         F-7

                 Consolidated Statements of Cash Flows for the Years Ended
                 September 26, 1999, September 27, 1998 and September 28, 1997                              F-8

                 Notes to Consolidated Financial Statements                                                 F-10


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Uniroyal Technology Corporation


We have audited the accompanying consolidated balance sheets of Uniroyal Technology Corporation and subsidiaries (the "Company") as of September 26, 1999 and September 27, 1998, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended September 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 26, 1999 and September 27, 1998 and the results of its operations and its cash flows for each of the three years in the period ended September 26, 1999, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
December 20, 1999
(April 12, 2000 as to Note 21)

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                     ASSETS

                                                                            September 26,      September 27,
                                                                                 1999               1998
                                                                           ---------------    ---------------
    Current assets:

       Cash and cash equivalents (Note 2)                                      $     4,145        $     4,099

       Trade accounts receivable (less estimated reserve for  doubtful
          accounts of $88 and $87, respectively) (Notes 2 and 10)                    4,808              9,287

       Inventories (Notes 2, 3 and 10)                                               8,599             10,262

       Deferred income taxes (Notes 2 and 11)                                        2,779              4,103

       Prepaid expenses and other current assets                                     1,413                798
                                                                               -----------        -----------

         Total current assets                                                       21,744             28,549


    Property, plant and equipment - net (Notes 2, 4 and 10)                         43,804             23,862

    Property, plant and equipment held for sale (Note 2)                             4,217              5,530

    Investment in preferred stock (Notes 2 and 5)                                    5,383                  -

    Note receivable (Note 6)                                                         5,000              5,000

    Goodwill - net (Note 2)                                                          1,310              1,369

    Deferred income taxes - net (Notes 2 and 11)                                    15,350             14,245

    Other assets - net (Notes 2 and 8)                                              10,148             11,292
                                                                               -----------        -----------

    TOTAL ASSETS                                                               $   106,956        $    89,847
                                                                               ===========        ===========


                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Continued)
                        (In thousands, except share data)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                          September 26,        September 27,
                                                                               1999                 1998
                                                                         ----------------     ----------------
      Current liabilities:
         Current portion of long-term debt (Note 10)                         $     5,282          $     1,708
         Trade accounts payable                                                    9,688                9,237
         Net liabilities of discontinued operations (Note 21)                      8,380               18,978
         Accrued expenses:
           Compensation and benefits                                               7,326                6,562
           Interest                                                                  222                   11
           Taxes, other than income                                                  388                  509
           Accrued income taxes                                                        -                  629
           Other                                                                   1,055                4,527
                                                                             -----------          -----------
             Total current liabilities                                            32,341               42,161
      Long-term debt, net of current portion  (Note 10)                           24,369                  884
      Other liabilities (Note 9)                                                  15,288               14,200
                                                                             -----------          -----------
           Total liabilities                                                      71,998               57,245
                                                                             -----------          -----------
      Commitments and contingencies (Note 14)
      Minority interest (Notes 1, 2 and 16)                                        3,825                  291
      Stockholders' equity (Note 12):
         Preferred stock:
           Series C - 0 shares issued and outstanding; par value
           $0.01; 450 shares authorized                                                -                    -
         Common stock:
           29,362,838 and 28,365,912 shares issued or to be issued,
           respectively; par value $0.01; 35,000,000 shares
           authorized                                                                294                  284
         Additional paid-in capital                                               57,524               54,471
         Deficit                                                                  (6,112)             (11,632)
         Unrealized gain on securities held for sale - net                           100                    -
                                                                             -----------          -----------
                                                                                  51,806               43,123
         Less treasury stock at cost -5,343,974 and 2,999,736
         shares, respectively                                                    (20,673)             (10,812)
                                                                             -----------          -----------
             Total stockholders' equity                                           31,133               32,311
                                                                             -----------          -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $   106,956          $    89,847
                                                                             ===========          ===========

                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                        Fiscal Years Ended
                                                                -----------------------------------------------------------
                                                                    September 26,        September 27,       September 28,
                                                                        1999                 1998                1997
                                                                 ----------------       --------------      --------------
Net sales                                                         $    71,214          $    92,036           $  89,677
Costs, expenses and (other income):
   Costs of goods sold                                                 53,680               69,868              74,615
   Selling and administrative                                          18,276               12,128              10,898
   Amortization of reorganization value in excess of amounts
     allocable to identifiable assets                                       -                  377                 754
   Depreciation and other amortization                                  3,505                3,241               3,363
   Gain on sale of preferred stock investment                            (898)                   -                   -
   Gain on sale of division (Note 15)                                    (667)                (512)                  -
   Loss on assets to be disposed of (Notes 2 and 15)                        -                  226                   -
                                                                  -----------          -----------           ---------

(Loss) income before interest, income taxes, minority
   interest, discontinued operations and extraordinary item            (2,682)               6,708                  47

Interest expense - net                                                   (778)              (2,163)             (3,233)
                                                                  -----------          -----------           ---------

(Loss) income before income taxes, minority interest,
   discontinued operations and extraordinary item                      (3,460)               4,545              (3,186)

Income tax benefit (expense) (Notes 2 and 11)                           2,520               (2,443)                928
                                                                  -----------          -----------           ---------

(Loss) income before minority interest, discontinued
   operations and extraordinary item                                     (940)               2,102              (2,258)

Minority interest in net losses of consolidated joint venture           2,191                  199                   -
                                                                  -----------          -----------           ---------
Income (loss) from continuing operations before discontinued
   operations and extraordinary item                                    1,251                2,301              (2,258)

Income from discontinued operations, net of income tax
   expense of $2,675, $3,164 and $1,759, respectively
   (Note 21)                                                            4,269                5,726               2,637
                                                                  -----------          -----------           ---------

Income before extraordinary item                                        5,520                8,027                 379
Extraordinary loss on the extinguishment of debt - net of
   income tax of $2,787 (Note 10)                                           -               (5,637)                  -
                                                                  -----------          -----------           ---------

Net income                                                        $     5,520          $     2,390         $       379
                                                                  ===========          ===========         ===========

Net income per common share - basic (Notes 2 and 17)
----------------------------------------------------
   Income (loss) from continuing operations                       $      0.05          $      0.09         $     (0.09)
   Income from discontinued operations                                   0.18                 0.21                0.10
   Extraordinary loss                                                       -                (0.21)                  -
                                                                  -----------          -----------         -----------
   Net income                                                     $      0.23          $      0.09         $      0.01
                                                                  ===========          ===========         ===========
Net income per common share - assuming dilution (Notes 2 and 17)
---------------------------------------------------------------
   Income (loss) from continuing operations                       $      0.05          $      0.08         $     (0.09)
   Income from discontinued operations                                   0.16                 0.19                0.10
   Extraordinary loss                                                       -                (0.19)                  -
                                                                  -----------          -----------         -----------
   Net income                                                     $      0.21          $      0.08         $      0.01
                                                                  ===========          ===========         ===========

                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (In thousands)

                                                                             Fiscal Years Ended
                                                         ------------------------------------------------------------
                                                             September 26,        September 27,       September 28,
                                                                 1999                 1998                1997
                                                           --------------       --------------      -----------------

      Net income                                           $     5,520          $     2,390           $     379
                                                           -----------          -----------           ---------

      Unrealized gain on securities available for sale, net of income taxes:

         Unrealized gain on securities available for
           sale                                                    648                    -                   -

         Less: reclassification adjustment for gains
         realized in net income                                   (548)                   -                   -
                                                           -----------          -----------           ---------

      Net unrealized gain                                          100                    -                   -
                                                           -----------          -----------           ---------

      Comprehensive income (Note 2)                        $     5,620          $     2,390           $     379
                                                           ===========          ===========           =========


                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                                                                       Accumulated
                                                             Preferred                   Additional                       Other
                                                               Stock        Common         Paid-In                    Comprehensive
                                                             Series B        Stock         Capital        Deficit         Income
                                                             --------      ---------     -----------    -----------     ----------
BALANCE AT SEPTEMBER 29, 1996 (NOTE 21)                      $   5,250      $    266     $   52,384      $   (14,401)  $        -
Common stock issued for acquisitions                                 -             8          1,479                -            -
Stock dividends paid                                                 -             2             (1)               -            -
Redemption of Series B preferred stock                          (5,250)            -              -                -            -
Amounts received pursuant to Directors' stock option plan            -             -             37                -            -
Purchases of treasury stock                                          -             -              -                -            -
Net income                                                           -             -              -              379            -
                                                             ---------      --------     ----------      -----------   ----------
BALANCE AT SEPTEMBER 28, 1997                                        -           276         53,899          (14,022)           -
Common stock issued under stock option plans                         -             8          1,505                -            -
Common stock issued to employee benefit plan                         -             -            191                -            -
Amounts received pursuant to Directors' stock option plan            -             -             73                -            -
Purchases of treasury stock                                          -             -              -                -            -
Tax benefit from exercise of stock options                           -             -            117                -            -
Purchases of warrants                                                -             -         (1,314)               -            -
Net income                                                           -             -              -            2,390            -
                                                             ---------      --------     ----------      -----------   ----------
BALANCE AT SEPTEMBER 27, 1998                                        -           284         54,471          (11,632)           -
Common stock issued for acquisitions                                 -             -            775                -            -
Common stock issued under stock option plans                         -            10          1,688                -            -
Common stock issued to employee benefit plan                         -             -            199                -            -
Amounts received pursuant to Directors' stock option plan            -             -            121                -            -
Purchases of treasury stock                                          -             -              -                -            -
Tax benefit from exercise of stock options                           -             -            562                -            -
Purchases of warrants                                                -             -           (292)               -            -
Net income                                                           -             -              -            5,520            -
Comprehensive income                                                 -             -              -                -          100
                                                             ---------      --------     ----------      -----------   ----------
BALANCE AT SEPTEMBER 26, 1999                                $       -      $    294     $   57,524      $    (6,112)  $      100
                                                             =========      ========     ==========      ===========   ==========

                                                                                 Treasury       Stockholders'
                                                                                  Stock           Equity
                                                                                ---------      ---------
BALANCE AT SEPTEMBER 29, 1996 (NOTE 21)                                        $        -         $  43,499
Common stock issued for acquisitions                                                    -             1,487
Stock dividends paid                                                                    -                 1
Redemption of Series B preferred stock                                                  -            (5,250)
Amounts received pursuant to Directors' stock option plan                               -                37
Purchases of treasury stock                                                          (121)             (121)
Net income                                                                              -               379
                                                                               ----------         ---------
BALANCE AT SEPTEMBER 28, 1997                                                        (121)           40,032
Common stock issued under stock option plans                                         (894)              619
Common stock issued to employee benefit plan                                            -               191
Amounts received pursuant to Directors' stock option plan                               -                73
Purchases of treasury stock                                                        (9,797)           (9,797)
Tax benefit from exercise of stock options                                              -               117
Purchases of warrants                                                                   -            (1,314)
Net income                                                                              -             2,390
                                                                               ----------         ---------
BALANCE AT SEPTEMBER 27, 1998                                                     (10,812)           32,311
Common stock issued for acquisitions                                                  598             1,373
Common stock issued under stock option plans                                       (1,345)              353
Common stock issued to employee benefit plan                                            -               199
Amounts received pursuant to Directors' stock option plan                               -               121
Purchases of treasury stock                                                        (9,114)           (9,114)
Tax benefit from exercise of stock options                                              -               562
Purchases of warrants                                                                   -              (292)
Net income                                                                              -             5,520
Comprehensive income                                                                    -               100
                                                                               ----------         ---------
BALANCE AT SEPTEMBER 26, 1999                                                  $  (20,673)        $  31,133
                                                                               ==========         =========

                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                       Fiscal Years Ended
                                                                     -------------------------------------------------------
                                                                       September 26,      September 27,     September 28,
                                                                            1999              1998                1997
                                                                      ---------------    ---------------    ----------------

OPERATING ACTIVITIES:
   Net income                                                            $  5,520           $  2,390           $    379
   Deduct income from discontinued operations                              (4,269)            (5,726)            (2,637)
                                                                         --------           --------           --------
   Income (loss) from continuing operations                                 1,251             (3,336)            (2,258)
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and other amortization                                  3,505              3,241              3,363
       Deferred tax expense                                                   706              2,280                661
       Amortization of debt issuance costs                                      -                235                431
       Amortization of reorganization value in excess of amounts
         allocable to identifiable assets                                       -                377                754
       Amortization of Senior Secured Notes discount                            -                 63                114
       Gain on sale of preferred stock investment                            (898)                 -                  -
       Gain on sale of division                                              (667)              (512)                 -
       Minority interest in net losses of consolidated joint               (2,191)              (199)                 -
       venture
       Loss on assets to be disposed of                                         -                226                  -
       Extraordinary loss on the extinguishment of debt                         -              5,637                  -
       Other                                                                  290                161                295
       Changes in assets and liabilities:
         Decrease (increase) in trade accounts receivable                   4,479              1,403               (927)
         Decrease in inventories                                            1,663                  9                800
         (Increase) decrease in prepaid expenses and other assets          (1,500)            (6,031)               751
         Increase (decrease) in trade accounts payable                        451             (1,067)            (1,325)
         Decrease in accrued expenses                                      (2,698)            (1,294)            (2,806)
         Increase (decrease) in other liabilities                           1,088                305               (941)
                                                                         --------           --------           --------
  Net cash provided by (used in) continuing operations                      5,479              1,498             (1,088)
  Net cash provided by discontinued operations                             16,332              9,387              4,524
                                                                         --------           --------           --------
  Net cash provided by operating activities                                21,811             10,885              3,436
                                                                         --------           --------           --------
INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                             (10,445)            (7,288)           (12,200)
   Purchase of preferred stock                                             (9,144)                 -                  -
   Proceeds from sale of preferred stock                                    4,822                  -                  -
   Proceeds from sale of division                                           1,567              5,306              4,657
   Business acquisitions, net of cash acquired                               (732)            (1,768)            (7,986)
                                                                         --------           --------           --------
   Net cash used in investing activities                                  (13,932)            (3,750)           (15,529)
                                                                         --------           --------           --------
 FINANCING ACTIVITIES:
   Repayment of term loans                                                (10,173)            (2,372)              (741)
   Proceeds from term loans                                                 2,582                  -              1,500
   Net increase (decrease) in revolving loan balances                       3,086             (3,827)            15,169
   Proceeds from refinancing                                                    -             90,000                  -
   Repurchase of Senior Secured Notes                                           -            (72,253)              (243)
   Redemption costs for Senior Secured Notes                                    -             (3,718)                 -
   Refinancing costs                                                            -             (3,545)                 -
   Minority interest capital contributions                                  5,725                490                  -
   Redemption of Series B preferred stock                                       -                  -             (5,250)
   Stock options exercised                                                    353                619                  -
   Purchases of warrants                                                     (292)            (1,314)                 -
   Purchases of treasury stock                                             (9,114)            (7,347)              (121)
                                                                         --------           --------           --------
   Net cash (used in) provided by financing activities                     (7,833)            (3,267)            10,314
                                                                         --------           --------           --------
Net increase (decrease) in cash and cash equivalents                           46              3,868             (1,779)
Cash and cash equivalents at beginning of year                              4,099                231              2,010
                                                                         --------           --------           --------
Cash and cash equivalents at end of year                                 $  4,145           $  4,099           $    231
                                                                         ========           ========           =========

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

Supplemental Disclosures:

Payments for income taxes and interest were as follows (in thousands):

                                                                                Fiscal Years Ended
                                                     ---------------------------------------------------------------------
                                                       September 26,              September 27,              September 28,
                                                             1999                     1998                       1997
                                                       ---------------            --------------             -------------

Income tax payments - continuing operations                $     677               $    353                    $    55
Income tax payments - discontinued operations                    432                     39                         27
Interest payments (net of capitalized interest) -
continuing operations                                            715                  8,825                      9,296
Interest payments (net of capitalized interest) -
discontinued operations                                        6,854                  3,833                         60

Non-cash investing activities were as follows (in thousands):


                                                                      Fiscal Years Ended
                                              -------------------------------------------------------------------
                                                  September 26,          September 27,            September 28,
                                                      1999                   1998                     1997
                                                  --------------         --------------           --------
      Business acquisitions purchased with
         Company common stock                       $   1,373             $      -                 $  1,488
      Business acquisitions purchased with
        notes payable                                   3,033                1,000                    1,000


The proceeds from term loans for the fiscal year ended September 27, 1998 does not include a $2,450,000 note payable issued for the purchase of 600,000 shares of treasury stock (Notes 10 and 12).

The purchases of property, plant and equipment and the proceeds from term loans for the fiscal years ended September 26, 1999 and September 28, 1997 do not include $20,372,000 and $77,000, respectively, related to property held under capitalized leases (Note 14). The Company did not enter into any capital lease agreements during the fiscal year ended September 27, 1998.

Net cash used in financing activities for the fiscal year ended September 28, 1997 does not include the dividends declared on the Series B Preferred Stock since they were paid with the issuance of 146,896 shares of the Company's common stock. No dividends were paid during the fiscal years ended September 26, 1999 or September 27, 1998.

During the fiscal years ended September 26, 1999 and September 27, 1998, the Company made matching contributions to its 401(k) Savings Plan of $199,000 and $191,000, respectively, through the re-issuance of 39,344 shares and 60,520 shares of its common stock from treasury, respectively. No such contribution was made during the fiscal year ended September 28, 1997.


                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       For the Fiscal Years Ended September 26, 1999, September 27, 1998
                             and September 28, 1997


1.       THE COMPANY

         The accompanying consolidated financial statements relate to Uniroyal Technology Corporation, its wholly-owned subsidiaries, Uniroyal HPP Holdings, Inc., Uniroyal Engineered Products, Inc., Uniroyal Optoelectronics, Inc. and UnitechNJ, Inc., and its majority-owned subsidiary, Uniroyal Liability Management Company (collectively, the "Company"). Uniroyal HPP Holdings, Inc. includes its wholly-owned subsidiary, High Performance Plastics, Inc. ("HPPI"), and HPPI's operating divisions, Royalite Thermoplastics ("Royalite"), Polycast Technology ("Polycast"), Townsend/Glasflex and ViPlex/Happel. Uniroyal Engineered Products, Inc. includes its operating divisions, Uniroyal Engineered Products ("UEP") and Uniroyal Adhesives and Sealants ("UAS"). Uniroyal Optoelectronics, Inc. includes its majority-owned joint venture, Uniroyal Optoelectronics, LLC. See Note 21 for information concerning the sale of HPPI's business.

         On April 1, 1999 the Company transferred all of the net assets of its Coated Fabrics Segment and Specialty Adhesives Segment to a newly created wholly-owned subsidiary, Uniroyal Engineered Products, Inc.

         Uniroyal Liability Management Company, Inc. ("ULMC") is a special purpose subsidiary created in the fiscal year ended September 26, 1999 to administer the Company's employee and retiree medical benefit programs. The Company owns a controlling interest (69%) in the subsidiary; therefore, the accompanying consolidated financial statements include the subsidiary's results of operations.

         UnitechNJ, Inc. is a special purpose subsidiary created in the fiscal year ended September 26, 1999 to hold the Company's plant in Stirling, New Jersey.

         The Company is principally engaged in the manufacture and sale of coated fabrics and specialty adhesives. In addition, the Company has a majority ownership of a joint venture in the development stage that will ultimately manufacture and sell epitaxial wafers and package-ready die for use in optoelectronics applications.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Consolidation
         -------------

         The consolidated financial statements include the accounts of Uniroyal Technology Corporation, its subsidiaries, its majority-owned subsidiary and its majority-owned joint venture. All significant intercompany transactions and balances have been eliminated. Minority interest represents the minority shareholders' proportionate share of the equity of the Company's majority-owned entities.

         Fiscal Year End
         ---------------

         The Company's fiscal year ends on the Sunday following the last Friday in September. The dates on which the fiscal year ended for the past three fiscal years were September 26, 1999 ("Fiscal 1999"), September 27, 1998 ("Fiscal 1998") and September 28, 1997 ("Fiscal 1997").

         Use of Estimates
         ----------------

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less.

         Financial Instruments
         ---------------------

         Interest rate swap agreements are used to manage interest rate exposures. The interest rate differentials to be paid or received under such swaps are recognized over the life of the agreements as adjustments to interest expense.

         The estimated fair value of amounts reported in the consolidated financial statements have been determined using available market information and valuation methodologies, as applicable. The carrying value of all current assets and liabilities approximates the fair value because of their short-term nature. The fair values of non-current assets and liabilities approximate their carrying value.

         Trade Accounts Receivable
         -------------------------

         The Company grants credit to its customers generally in the form of short-term trade accounts receivable. The creditworthiness of customers is evaluated prior to the sale of inventory. There are no significant concentrations of credit risk to the Company associated with trade accounts receivable.

         Inventories
         -----------

         Inventories are stated at the lower of cost or market. Cost is determined using a monthly average basis or standard costs (which approximates actual average costs) for raw materials and supplies and the first-in, first-out ("FIFO") basis of accounting or standard costs (which approximates actual FIFO costs) for work in process and finished goods.

         Property, Plant and Equipment
         -----------------------------

         Property, plant and equipment are stated at cost. The cost of property, plant and equipment held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Depreciation is computed under the straight-line method based on the cost and estimated useful lives of the related assets including assets held under capital leases. Interest costs applicable to the construction of major plant and expansion projects have been capitalized to the cost of the related assets. Interest capitalized during Fiscal 1999 approximated $791,000. There was no interest capitalized during Fiscal 1998.

         Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. In accordance with SFAS No. 121, the Company uses an estimate of the future undiscounted net cash flows of the related assets over the remaining life in measuring whether the assets are recoverable.

         Property, Plant and Equipment Held for Sale
         -------------------------------------------

         The Company has classified certain property, plant and equipment related to its Port Clinton, Ohio ("Port Clinton") facility and its Stirling, New Jersey ("Stirling") facility as held for sale.

         In November of 1998, the Company ceased operations at its Port Clinton facility in connection with its sale of the automotive operations of the Coated Fabrics Segment (Note 15). The Company expects to dispose of the remaining Port Clinton assets, including real property, during the fiscal year ending October 1, 2000 ("Fiscal 2000") and is carrying the property at fair value less cost to sell based upon an appraisal and a current offer for the property. The fair value less cost to sell of the property approximates $3,217,000 at September 26, 1999.

         The Company had previously recorded an impairment loss for the Port Clinton assets in Fiscal 1996 based upon a decision to sell the plant. The Port Clinton facility incurred operating (loss) income of ($74,000), $3,263,000 and ($2,490,000) in Fiscal 1999, Fiscal 1998 and
         Fiscal 1997, respectively.

         During Fiscal 1998, in conjunction with plant consolidations at HPPI and in order to address concerns of the Federal Trade Commission ("FTC") (Note 14, "Townsend Acquisition"), the Company decided to sell its Stirling facility. In accordance with SFAS No. 121, the Company recorded a write-down of the facility totaling approximately $226,000 in Fiscal 1998 related to this decision. The Company expects the disposition of the Stirling facility to be completed in Fiscal 2000. The Company is carrying the facility at fair value less cost to sell based upon an appraisal and a current sales offer. The fair value less cost to sell approximates

         $1,000,000 at September 26, 1999. The Stirling operations incurred operating (loss) income of ($261,000) and $196,000 in Fiscal 1998 and Fiscal 1997, respectively. Separate operating results were not maintained in Fiscal 1999.

         Investment in Preferred Stock
         -----------------------------

         The Company accounts for the investment in preferred stock in accordance with SFAS No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." Management has classified this investment as available for sale and, in accordance with SFAS No. 115, carries the investment at fair value with the unrealized gains and losses, net of income taxes, reported as a separate component of stockholders' equity. The fair value is determined by the most recently traded price of the underlying common stock at the balance sheet date.

         Amortization
         ------------

         Debt issuance costs are amortized using the interest method over the life of the related debt. Debt discount for the Senior Secured Notes was amortized using the interest method over the life of the related debt until the debt was repaid in Fiscal 1998 (Note 10). Patents and trademarks are amortized using the straight-line method over periods ranging from 7 to 20 years. Reorganization value in excess of amounts allocable to identifiable assets was amortized on a straight-line basis over 15 years until Fiscal 1998 when the remaining reorganization value was reduced to zero in connection with the reduction of the deferred tax valuation allowance related to acquired tax loss carryforward benefits (Note 11). Goodwill is amortized on a straight-line basis over 25 years. Goodwill is reported net of accumulated amortization of $146,000 and $87,000 at September 26, 1999 and September 27, 1998,
         respectively.

         Research and Development Expenses
         ---------------------------------

         Research and development expenditures are expensed as incurred. Research and development expenditures were $1,075,000, $1,454,000 and $2,341,000 in Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively. The decline in research and development expenditures is due to the sale of the automotive division of the Coated Fabrics segment (Note 15).

         Employee Compensation
         ---------------------

         The cost of post-retirement benefits is recognized in the consolidated financial statements over an employee's term of service with the Company.

         Income Taxes
         ------------

         The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         The Company has recorded a deferred tax asset of approximately $31,831,000. A valuation allowance of $13,702,000 has been established due to uncertainty regarding the ability to utilize the capital loss carryforward against capital gains which may or may not be generated in the future. Realization of the remaining asset is dependent on generating sufficient taxable income prior to expiration of loss carryforwards available to the Company. Although realization is not assured, management believes it is more likely than not that all of the remaining deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

         Stock-Based Compensation
         ------------------------

         In Fiscal 1997, the Company adopted only the disclosure provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. As permitted under this standard, the Company has elected to follow APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock options. Proforma information regarding net income and earnings per share, as calculated under the provisions of SFAS 123, are disclosed in Note 12.

         Comprehensive Income
         --------------------

         The Company adopted SFAS No. 130, "Reporting Comprehensive Income," during Fiscal 1999. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components.

         Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires that the Company's change in unrealized gains and losses on equity securities available for sale be included in comprehensive income. The net unrealized gain on securities available for sale is shown net of tax expense of $63,000 for the year ended September 26, 1999. The adoption of SFAS No. 130 had no impact on the Company's net income or stockholders' equity in Fiscal 1998 and Fiscal 1997.

         Income Per Common Share
         -----------------------

         The Company has adopted and retroactively applied the requirements of SFAS No. 128, EARNINGS PER SHARE, to all periods presented. This change did not have a material impact on the computation of the earnings per share data (Note 17).

         New Accounting Pronouncements
         -----------------------------

         In June 1998, FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends upon the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not evaluated the effect, if any, that the adoption of SFAS 133 will have on the Company's consolidated financial statements.

3.       INVENTORIES

         Inventories consisted of the following (in thousands):

                                                                        September 26,              September 27,
                                                                            1999                       1998
                                                                        --------------             -------------
                Raw materials, work in process and supplies              $  4,275                   $   5,508
                Finished goods                                              4,324                       4,754
                                                                         --------                   ---------
                Total                                                    $  8,599                   $  10,262
                                                                         ========                   =========


4.      PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following (in thousands):

                                                     Estimated          September 26,             September 27,
                                                   Useful Lives             1999                      1998
                                                   ------------       ---------------             -------------
                Land and improvements                         -          $    740                  $    594
                Buildings and improvements          5-40 years             14,804                     8,483
                Machinery, equipment and office
                     furnishings                    3-20 years             32,481                    26,518
                Construction in progress                      -            11,816                     1,361
                                                                         --------                  --------
                                                                           59,841                    36,956
                Accumulated depreciation                                  (16,037)                  (13,094)
                                                                           -------                 --------
                Total                                                    $  43,804                 $ 23,862
                                                                         =========                 ========




         Depreciation expense was $3,185,000, $2,921,000 and $3,071,000 for
         Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

5.       INVESTMENT IN PREFERRED STOCK

         On November 30, 1998, the Company purchased 642,857 shares of the Series I Redeemable Convertible Preferred Stock ("Preferred Stock") of Emcore Corporation ("Emcore") for approximately $9,000,000 ($14.00 per share). The shares were offered pursuant to a private placement by Emcore.

         Dividends on the Preferred Stock are cumulative and are payable at Emcore's option, in cash or additional shares of Preferred Stock on March 31, June 30, September 30 and December 31, commencing December 31, 1998 at the annual rate of 2% per share of Preferred Stock on the liquidation preference thereof (equivalent to $0.28 per annum per share of Preferred Stock).

         Shares of the Preferred Stock are convertible at any time, at the option of the holders thereof, into shares of common stock of Emcore on a one for one basis, subject to adjustment for certain events. On September 24, 1999, the closing sales price of Emcore's common stock on the Nasdaq National Market was $14.4375.

         The Preferred Stock is redeemable, in whole or in part, at the option of Emcore at any time Emcore's common stock has traded at or above $28.00 per share for 30 consecutive trading days, at a price of $14.00 per share plus accrued and unpaid dividends, if any, to the redemption date. Emcore is required to provide not less than 30 days and not more than 60 days notice of the redemption. The shares of Preferred Stock are subject to mandatory redemption by Emcore on November 17, 2003 at a price of $14.00 per share plus accrued and unpaid dividends.

         In June of 1999, the Company converted 270,000 shares of the Preferred Stock into 270,000 shares of Emcore common stock. The Company then sold its 270,000 shares of Emcore common stock for $4,822,200 in conjunction with a public stock offering by Emcore. The Company recognized a gain on the sale of approximately $898,000, net of certain transaction costs.

         The remaining Preferred Stock and the underlying common stock of Emcore have been registered under the Securities Act of 1933.

         Subsequent to September 26, 1999 and as of December 10, 1999, the Company converted 230,657 shares of the Preferred Stock into 230,657 shares of Emcore common stock. The Company then sold its 230,657 shares of Emcore common stock in the open market for approximately $4,288,000, and will recognize a gain of approximately $1,059,000, net of certain transaction costs, in the first quarter of Fiscal 2000.

6.       NOTE RECEIVABLE

         On June 10, 1996, the Company sold substantially all the assets net of certain liabilities of its Ensolite closed cell foam division to Rubatex Corporation ("Rubatex") for $25,000,000. Proceeds consisted of cash of $20,000,000 and an unsecured promissory note receivable (the "Note") in the amount of $5,000,000 of RBX Group, Inc. ("RBX"), the parent of Rubatex. Interest on the Note is payable semi-annually at 11.75% per annum. The Note matures on May 1, 2006.

         In January 1998, the Company brought suit to compel RBX to honor a mandatory early redemption obligation under the terms of the $5,000,000 Note. In March 1998, Rubatex filed a counterclaim asserting that the Ensolite machinery purchased was in breach of the Company's warranties when Rubatex purchased it in June 1996. The Company believes that the Rubatex counterclaim is wholly without merit. RBX did not make the semi-annual interest payment on the Note of $293,750 on May 1, 1998. The Company stopped accruing interest on the Note as of June 29, 1998. As of September 26, 1999 and September 27, 1998, the Company has accrued interest receivable related to the Note of approximately $387,000. Accrued interest of approximately $739,000 has not been accrued by the Company. The Note represents a concentration of credit risk to the Company.

7.       BUSINESS ACQUISITIONS

         On June 14, 1999, the Company acquired 100% of the common stock of Happel Marine, Inc., a fabricator for the marine industry, for $5,193,500. The purchase price was comprised of $909,252 in cash, unsecured promissory notes aggregating $2,911,007 (Note 10), and 290,156 shares of common stock of the Company valued at $1,373,241 which approximated the market value of such shares on the acquisition date. The purchase price was adjusted for changes in working capital between April 30, 1999 and June 13, 1999. This resulted in an increase of the purchase price of $122,137, which was paid through an increase in the promissory notes. Happel Marine, Inc. was merged into Uniroyal HPP Holdings on September 1, 1999, which in turn contributed the net assets to HPPI.

         On May 22, 1998, HPPI acquired 100% of the common stock of ViPlex Corporation, an acrylic sheet fabricator for the marine industry, for $2,700,000 consisting of $1,700,000 in cash and unsecured promissory notes aggregating $1,000,000. The purchase price was adjusted for changes in working capital between September 30, 1997 and May 22, 1998. This resulted in an increase in the purchase price of $114,000, which was paid in cash. ViPlex Corporation was merged into HPPI as of December 31, 1998.

         The above business combinations were accounted for by the purchase method in accordance with APB Opinion No. 16. The results of operations of the above named businesses are included in the consolidated financial statements from their respective purchase dates in Fiscal 1999 and Fiscal 1998.

         In Fiscal 1999 and Fiscal 1998, the Company acquired the following assets and liabilities (net of cash received of $177,000 and $46,000, respectively,) in the above transactions (in thousands):


                                                           September 26,           September 27,
                                                               1999                    1998
                                                           --------------          -------------
           Accounts receivable                               $   820                 $   457
           Inventory                                             461                     501
           Prepaids and other assets                              24                      32
           Property, plant and equipment                         870                     188
           Goodwill                                            3,894                   1,841
           Notes payable                                      (3,280)                 (1,000)
           Other liabilities                                    (684)                   (251)
                                                             -------                 -------
           Net value of purchased assets                       2,105                   1,768
           Value of common stock issued                       (1,373)                      -
                                                             -------                 -------
           Cash paid for acquisitions                        $   732                 $ 1,768
                                                             =======                 =======



         The acquired goodwill will be amortized over its estimated useful life of 25 years.

         The pro forma effect of these acquisitions on the Company's net sales, income before extraordinary item, net income and earnings per share, had the acquisitions occurred on September 28, 1998 and September 29, 1997, respectively, is not considered material - either quantitatively or qualitatively.

8.       OTHER ASSETS

         Other assets consisted of the following (in thousands):


                                                         September 26,            September 27,
                                                             1999                     1998
                                                         --------------           -------------
                  Patents and trademarks                 $   3,371                $   3,632
                  Technology license                         5,000                    4,500
                  Deposits                                     472                    2,802
                  Other                                      1,305                      358
                                                         ---------                ---------
                  Total                                  $  10,148                $  11,292
                                                         =========                =========


         Patents and trademarks are reported net of accumulated amortization of $2,300,000 and $2,039,000 at September 26, 1999 and September 27, 1998,
         respectively.

         During the fiscal year ended September 27, 1998, the Company paid $4,500,000 to Emcore Corporation ("Emcore") in connection with a technology license dated September 29, 1997, for certain technology relating to the manufacture of epitaxial wafers used in high brightness light emitting diodes ("LEDs") for lamps and display devices (Note 16). During the fiscal year ended September 26, 1999, the Company paid the final installment of $500,000 related to the technology license. The technology license will be amortized over the estimated life of the technology once sales from internal production have commenced.

         In connection with the Fleet Financing, the Company wrote off approximately $3,439,000 of debt issuance costs associated with its Senior Secured Notes which is included in the loss on the early extinguishment of debt during the fiscal year ended September 27, 1998 (Note 10).

         At September 27, 1998, deposits include $1,797,000 paid to Emcore in Fiscal 1998 as a down payment for machinery ordered from Emcore by Uniroyal Optoelectronics, LLC. During Fiscal 1999, the deposit was reclassed to property, plant and equipment upon delivery of the machines from Emcore.

9.       OTHER LIABILITIES

         Other liabilities consisted of the following (in thousands):

                                                         September 26,              September 27,
                                                             1999                       1998
                                                        ---------------            --------------
               Accrued retirement benefits                $    14,653                $    13,454
               Taxes, other than income                            71                        395
               Other                                              564                        351
                                                          -----------                -----------

               Total                                      $    15,288                $    14,200
                                                          ===========                ===========

10.      LONG-TERM DEBT

         Long-term debt consisted of the following (in thousands):

                                                         September 26,              September 27,
                                                             1999                       1998
                                                        ---------------            --------------
        Revolving credit agreement                        $     6,878                $         4
        Unsecured promissory notes                              4,524                      2,450
        Capital lease obligations                              18,249                        138
                                                          -----------                -----------
                                                               29,651                      2,592
        Less current portion                                   (5,282)                    (1,708)
                                                          -----------                -----------

        Long-term debt, net of current portion            $    24,369                $       884
                                                          ===========                ===========

         Debt amounts become due during subsequent fiscal years ending in September as follows (in thousands):

                        2000                        $    5,282
                        2001                            11,289
                        2002                             4,670
                        2003                             5,035
                        2004                             3,375
                                                    ----------

                        Total debt                   $  29,651
                                                    ==========

         Interest expense for Fiscal 1999, 1998 and 1997 was approximately $1,003,000, $2,705,000 and $3,909,000, respectively.

         HPPI Credit Agreement (see Note 21)
         ---------------------

         On April 14, 1998, the Company transferred all of the assets of its High Performance Plastics Segment to a newly created wholly-owned subsidiary, HPPI. On that same day HPPI, as borrower, entered into a credit agreement with Uniroyal HPP Holdings, Inc. (the parent of HPPI and a wholly-owned subsidiary of the Company), the Company, the banks, financial institutions and other institutional lenders named therein, Fleet National Bank (as Initial Issuing Bank, Swing Line Bank and Administrative Agent) ("Fleet") and DLJ Capital Funding, Inc. as Documentation Agent (the "Credit Agreement"), providing among other things, for the borrowing by HPPI of an aggregate principal amount of up to $110,000,000 (the "Fleet Financing"). The $110,000,000 line under the Credit Agreement is composed of a $30,000,000 Term A Advance, a $60,000,000 Term B Advance and a $20,000,000 Revolving Credit Advance.

         The Term A Advance is payable in equal quarterly installments of $1,500,000 beginning on December 31, 1998 and ending on September 30, 2003. Interest on the Term A Advance is initially payable monthly at the Prime Rate (as defined in the Credit Agreement) plus 1.25% for Prime Rate advances or not later than the end of each three-month period at the Eurodollar Rate (as defined in the Credit Agreement) plus 2.25% for Eurodollar Rate advances during the first six months of the Credit Agreement. After the first six months, the applicable margin for each Prime Rate advance and each Eurodollar Rate advance will be determined quarterly by reference to HPPI's ratio of Consolidated Debt to EBITDA (as defined in the Credit Agreement). The applicable margins on the Term A Advance range from 0.50% - 1.25% for the Prime Rate advances and 1.50% - 2.25% for Eurodollar Rate advances and were 1.25% and 2.25%, respectively, at September 26, 1999. The weighted average interest rate on the Term A Advance during Fiscal 1999 and Fiscal 1998 was 7.36% and 7.84%, respectively.

         The Term B Advance is payable in quarterly installments of $150,000 beginning on December 31, 1998 through September 30, 2003, semiannual installments of $5,000,000 on March 31, 2004 and September 30, 2004 and a final payment of $47,000,000 on March 31, 2005. Interest on the Term B Advance is initially payable monthly at Prime Rate plus 1.50% for Prime Rate advances or not later than the end of each three-month period at the Eurodollar Rate plus 2.50% for Eurodollar Rate advances during the first six months of the Credit Agreement. After the first six months, the applicable margin for each Prime Rate advance and Eurodollar Rate advance will be determined quarterly by reference to HPPI's ratio of Consolidated Debt to EBITDA (as defined in the Credit Agreement). The applicable margins on Term B Advances range from 1.00%
         - 1.50% for Prime Rate advances and 2.00% - 2.50% for Eurodollar Rate advances and were 1.50% and 2.50%, respectively, at September 26, 1999. The weighted average interest rate on the Term B Advance during Fiscal 1999 and Fiscal 1998 was 7.57% and 8.09%, respectively.

         Under the Revolving Credit Advance, HPPI may borrow the lesser of $20,000,000 or the sum of 85% of Eligible Receivables plus 50% of the value of Eligible Inventory as defined in the Credit Agreement. Interest is payable under the same terms as the Term A Advance. The Revolving Credit Advance matures on September 30, 2003. At September 26, 1999, the Company had approximately $7,550,000 of outstanding borrowings under the Revolving Credit Advance and approximately $12,450,000 of availability. The weighted average interest rate on the Revolving Credit Advance during Fiscal 1999 and Fiscal 1998 was 8.31% and 8.20%, respectively.

         The advances under the Credit Agreement are collateralized by a lien on substantially all of the non-cash assets of HPPI. The Credit Agreement contains certain covenants which limit, among other things, HPPI's ability to incur additional debt, sell its assets, pay cash dividends, make certain other payments and redeem its capital stock. The Credit Agreement also contains covenants which require the maintenance of certain ratios. HPPI was in compliance with these covenants at September 26, 1999. The Credit Agreement also contains annual mandatory pre-payments of principal equal to 50% of HPPI's annual Excess Cash Flow (as defined in the Credit Agreement) beginning September 26, 1999. No such prepayment was due on September 26, 1999.

         Under the terms of the Credit Agreement, HPPI is required to obtain and keep in effect one or more interest rate Bank Hedge Agreements (as defined in the Credit Agreement) covering at least 50% of the Term A and Term B Advances, for an aggregate period of not less than three years. On May 14, 1998, HPPI entered into three interest rate swap agreements with two banks. The first agreement is a fixed rate swap on $30,000,000 notional amount that expires on May 14, 2003. HPPI's fixed LIBOR rate of interest on this swap is 5.985%. HPPI pays or receives interest based upon the differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted monthly. The second agreement is a cancelable interest rate swap on $30,000,000 notional amount that expires on May 14, 2003. HPPI's fixed LIBOR rate of interest on this swap is 5.7375%. HPPI pays or receives interest based upon the differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted quarterly. The bank has the option to cancel this swap on May 14, 2001. The third agreement is a cancelable interest rate swap on $20,000,000 notional amount that expires on May 14, 2000. HPPI's fixed LIBOR rate of interest on this swap is 5.6725%. HPPI pays or receives interest based upon the rate differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted quarterly. The bank had the option to cancel this swap on May 14, 1999 which it did not exercise. The differential on interest rate swaps is accrued as interest rates change and is recognized as an adjustment to interest expense over the life of the agreements. The fair value of these interest rate swap agreements represents the estimated receipts or payments that would be made to terminate the agreements. At September 26, 1999, the Company would have received approximately $195,000 to terminate the agreements.

         On April 14, 1998, HPPI paid $94,944,000 to the Company which in turn used such amount to defease the outstanding 11.75% Senior Secured Notes due June 1, 2003 ("Senior Secured Notes") including the call premium and interest accrued through the call date and to pay down its revolving line of credit and secured term loan with the CIT Group/Business Credit, Inc. ("CIT"). The redemption of the Senior Secured Notes was completed on June 1, 1998 at a call premium of 4.41% ($3,264,000). In connection with the June 1, 1998 redemption, the Company incurred an extraordinary loss on the extinguishment of debt of approximately $5,637,000 (net of applicable income taxes of approximately $2,787,000).

         In connection with the Fleet Financing, the Company incurred approximately $3,545,000 in debt issuance costs. The costs were capitalized and are amortized using the interest method over the lives of the agreements (Note 18).

         CIT Credit Agreement
         --------------------

         On April 14, 1998 the Company entered into an Amendment and Consent Agreement with CIT whereby the Company's existing revolving credit arrangement was amended to permit the Company to borrow the lesser of $10,000,000 or the sum of 85% of Eligible Receivables plus 55% of Eligible Inventories as defined in the agreement. On April 1, 1999, in connection with the creation of Uniroyal Engineered Products, Inc., the CIT revolving credit agreement was assumed by Uniroyal Engineered Products, Inc. The collateral securing the credit line includes only the assets of Uniroyal Engineered Products, Inc. Interest on the CIT revolving credit agreement is payable monthly at Prime plus .5% per annum or at the LIBOR rate plus 2.75% per annum if the Company elects to borrow funds under a LIBOR loan as defined in the agreement. The loan matures on June 5, 2001. All of Uniroyal Engineered Products, Inc. trade accounts receivables and inventories are pledged as collateral for this loan. The agreement restricts the creation of certain additional indebtedness. The Company was in compliance with the covenants under this agreement at September 26, 1999. At September 26, 1999, the Company had approximately $6,878,000 of outstanding borrowings under the revolving credit agreement and $1,369,000 of availability. The Company had $4,000 of outstanding borrowings under this agreement at September 27, 1998. The weighted average interest rates on the CIT revolving credit agreement were 8.28% during Fiscal 1999 and 9.00% during Fiscal 1998.

         Unsecured Promissory Notes
         --------------------------

         On June 14, 1999, in connection with the purchase of Happel Marine, Inc. (Note 7), the Company issued unsecured promissory notes for $2,400,000 and $511,007. The $2,400,000 note is payable in four equal annual installments beginning January 15, 2000, plus accrued interest at the stated rate of 7.75% per annum. The $511,007 note is payable in two equal annual installments beginning January 15, 2000, plus accrued interest at the stated rate of 7.75%. The notes were adjusted to $2,500,030 and $533,114, respectively, in connection with a subsequent purchase price adjustment in September, 1999.

         The Company has entered into an unsecured promissory note approximating $817,000 at September 26, 1999 in connection with a prior year treasury stock purchase at a stated rate of 8.0%. To the extent the stated rate was below the current market rate, the Company imputed interest at the market rate in effect on the date of the respective transaction.

         Capital Lease Obligations
         -------------------------

         The Company leases certain machinery and equipment under non-cancelable capital leases which extend for varying periods up to 5 years. Capital lease obligations entered into during Fiscal 1999 were primarily related to the Company's majority owned joint venture, Uniroyal Optoelectronics, LLC. The Company is a guarantor of the Uniroyal Optoelectronics obligation capital lease obligations. The weighted average interest rate on these obligations was 8.8% (Note 14).

11.      INCOME TAXES

         The effective tax rate differs from the statutory federal income tax rate for the following reasons (in thousands):

                                                                       Fiscal Years Ended
                                          --------------------------------------------------------------------------
                                              September 26,              September 27,            September 28,
                                                  1999                       1998                     1997
                                              --------------             --------------           --------------
Income tax calculated at the statutory
  rate applied to income before
  income tax and extraordinary item             $      (435)               $     1,925             $    (1,083)
Increase (decrease) resulting from:
  Exclusion of extraordinary loss on
    the extinguishment of debt                            -                     (2,787)                      -
  Amortization of reorganization
    value in excess of amounts
    allocable to identifiable assets                      -                        101                     155
  Capital loss from medical benefits
    subsidiary                                      (15,980)                         -                       -
  Valuation allowance                                13,702                          -                       -
  State income tax                                      103                        (31)                    129
  Other                                                  90                        448                    (129)
                                                -----------                -----------             -----------

Income tax benefit                              $    (2,520)               $      (344)            $      (928)
                                                ===========                ===========             ===========


        Allocation of income tax benefit is as follows (in thousands):

                                                                       Fiscal Years Ended
                                          -----------------------------------------------------------------------------
                                              September 26,            September 27,               September 28,
                                                  1999                     1998                       1997
                                              --------------           --------------             -------------
(Loss) income before
    extraordinary item                      $    (2,520)               $     2,443                  $     (928)
Extraordinary item                                    -                     (2,787)                          -
                                            -----------                -----------                  ----------
Income tax benefit                          $    (2,520)               $      (344)                 $     (928)
                                            ===========                ===========                  ==========


         Income tax expense (benefit) consisted of the following components (in thousands):


                                                                       Fiscal Years Ended
                                          ------------------------------------------------------------------------
                                              September 26,             September 27,            September 28,
                                                  1999                      1998                     1997
                                              --------------            --------------           ------------
Current:
  Federal                                   $    (2,948)              $    (2,593)               $    (1,633)
  State                                            (278)                      (31)                        44
                                            -----------               -----------                -----------
     Total                                  $    (3,226)              $    (2,624)               $    (1,589)
                                            ===========               ===========                ===========
Net deferred tax expense:
  Federal                                   $       325               $     2,280                $       576
  State                                             381                         -                         85
                                            -----------               -----------                -----------
     Total                                  $       706               $     2,280                $       661
                                            ===========               ===========                ===========
Total:
  Federal                                   $    (2,623)              $      (313)               $    (1,057)
  State                                             103                       (31)                       129
                                            -----------               -----------                -----------
     Total                                  $    (2,520)              $      (344)               $      (928)
                                            ===========               ===========                ===========

         The components of the deferred tax assets and liabilities were as follows (in thousands):

                                                                            September 26, 1999
                                                -------------------------------------------------------------------
                                                    Assets                 Liabilities                  Total
                                                ----------------       -------------------        -----------------
  Current
   Accrued expenses deductible in
     future periods                                $    2,779                $       -                $    2,779
                                                   ==========                =========                ==========
   Non-Current
     Acquired tax loss carryforward
       benefits                                    $    4,951                $       -                $    4,951
     Net operating loss carryforward                    5,496                        -                     5,496
     Capital loss                                      13,702                        -                    13,702
     Valuation allowance                              (13,702)                       -                   (13,702)
     Book basis in excess of tax basis of
       assets                                               -                   (1,577)                   (1,577)
     Long-term accrual of expenses
       deductible in future periods                     6,141                        -                     6,141
      AMT credit carryforward                             339                        -                       339
                                                   ----------                ---------                ----------
        Total                                      $   16,927                $  (1,577)               $   15,350
                                                   ==========                =========                ==========

                                                                              September 27, 1998

                                                 -----------------------------------------------------------------------------
                                                         Assets                   Liabilities                  Total
                                                 -----------------------    -----------------------    -----------------------
    Current
    Accrued expenses deductible in future
      periods                                       $    4,103                  $       -                $    4,103
                                                    ==========                  =========                ==========
    Non-Current
      Acquired tax loss carryforward
        benefits                                    $    3,078                  $       -                $    3,078
      Net operating loss carryforward                    5,731                          -                     5,731
      Book basis in excess of tax basis of
        assets                                               -                     (1,484)                   (1,484)
      Long-term accrual of expenses
        deductible in future periods                     6,920                          -                     6,920
                                                    ----------                  ---------                ----------

         Total                                      $   15,729                  $  (1,484)               $   14,245
                                                    ==========                  =========                ==========

         The net operating and acquired tax loss carryforward benefits expire in various years ending in 2010. The acquired tax loss carryforward benefits consist of tax net operating loss carryforwards and pension contribution deductions. The acquired net operating loss carryforwards are subject to an annual limitation arising from the September 27, 1992 bankruptcy reorganization of the Company's predecessors. The annual limitation on utilization of the acquired net operating loss carryforward for tax purposes is approximately $1,600,000 per year.

         In Fiscal 1998, the Company reduced the deferred tax valuation allowance relating to acquired tax loss carryforward benefits. In accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, the reduction was applied to reduce reorganization value in excess of amounts allocable to identifiable assets which resulted in such asset being reduced to zero in Fiscal 1998.

         In Fiscal 1999, the Company established a subsidiary to administer the Company's employee medical benefits program. The Company realized a one-time combined federal and state capital loss tax benefit of approximately $15,980,000 arising from the sale of a portion of the stock of this subsidiary. However, due to the uncertainty regarding the Company's ability to utilize this capital loss in the future, only $2.3 million of this benefit was recognized in Fiscal 1999 as an offset against current and previous capital gains.

12.      STOCKHOLDERS' EQUITY

         The Company's certificate of incorporation provides that the authorized capital stock of the Company consists of 35,000,000 shares of common stock and 1,000 shares of preferred stock, each having a par value of $0.01 per share. At September 26, 1999, 29,362,838 shares of common stock were issued.

         On December 18, 1996, the Board designated a new series of preferred stock of the Company termed Series C Junior Participating Preferred Stock, $.01 par value ("Series C Preferred") and reserved 450 shares of the Series C Preferred for issuance. At the same time, the Board declared a dividend of a right to acquire 1/100,000 of a share of Series C Preferred to the holder of each share of common stock (the "Rights") under a Shareholder Rights Plan. The Rights will trade with the common stock and be detachable from the common stock and exercisable only in the event of an acquisition of or grant of the right to acquire 15% or more of the common stock by one party or common group or a tender offer to acquire 15% or more of the common stock.

         Common Stock
         ------------

         The holders of record of shares of common stock are entitled to receive dividends when and as declared by the Board of Directors of the Company, provided that the Company has funds legally available for the payment of dividends and is not otherwise contractually restricted from the payment of dividends. The Company declared no such dividends during Fiscal 1999, Fiscal 1998 and Fiscal 1997.

         Treasury Stock Transactions
         ---------------------------

         During Fiscal 1999 and Fiscal 1998, the Company received 260,764 and 184,570 shares of its common stock, respectively, in lieu of cash for the exercise of stock options from officers and employees of the Company. These shares were valued at approximately $1,345,000 in Fiscal 1999 and $894,000 in Fiscal 1998 (which were calculated based on the closing market value of the stock on the day prior to the exercise dates) and are included as treasury shares as of September 26, 1999 and September 27, 1998.

         During Fiscal 1999 and Fiscal 1998, the Company repurchased 1,810,970 and 1,004,000 shares of its common stock, respectively, in the open market for approximately $8,451,000 and $4,479,000, respectively.


         During Fiscal 1999, the Company received 506,580 shares of its common stock in connection with the final distributions of the bankruptcy proceedings, 36,542 of which were purchased at a cost of approximately $181,000. No such shares were received or purchased during Fiscal 1998.


         During Fiscal 1999, the Company repurchased 95,424 shares of its common stock from the Uniroyal Technology Corporation Employee Stock Ownership Plan for approximately $482,000. No such shares were repurchased during Fiscal 1998.

         During Fiscal 1998, the Company repurchased 1,000,000 shares of its common stock for $2,187,500 in connection with the sale by the Pension Benefit Guaranty Corporation ("PBGC") of all of its holdings of the Company's common stock. Also during Fiscal 1998, The Company repurchased 600,000 shares of its common stock, previously issued in connection with the Fiscal 1997 purchase of Townsend Plastics, for $250,000 cash and an unsecured promissory note for $2,450,000 (Note 10) and repurchased 100,000 shares of its common stock, previously issued in connection with the Fiscal 1997 acquisition of C. Gunther Company, for $431,250.

         Subsequent to the fiscal year ended September 26, 1999 and as of December 10, 1999, the Company repurchased approximately 264,900 shares of its common stock in the open market for approximately $1,263,000.

         Warrants
         --------

         The Company has 537,535 warrants outstanding to purchase an aggregate of 1,075,070 shares of its common stock at a price equal to $4.375 per warrant, subject to adjustments under certain circumstances. All outstanding warrants are exercisable at any time on or prior to June 1, 2003, at which time they will terminate and become void. The Company originally issued 800,000 warrants to purchase an aggregate of 1,600,000 shares of its common stock in connection with the issuance of its Senior Secured Notes. The warrants were detachable from the Senior Secured Notes and, therefore, were allocated a portion of the proceeds in the amount of approximately $1,566,000, which was their market value at the time they were issued. This amount was added to additional paid-in capital. During Fiscal 1999 and Fiscal 1998, the Company repurchased 45,615 and 216,850, respectively, of its outstanding warrants for approximately $292,000 and $1,314,000, respectively. As of September 26, 1999, no warrants had been exercised.

         Stock Compensation Plans
         ------------------------

         At September 26, 1999, the Company has four stock-based compensation plans, which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for these plans except as indicated below. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except earnings per share information):

                                                                                  Fiscal Years Ended
                                                         -----------------------------------------------------------------
                                                            September 26,          September 27,          September 28,
                                                                 1999                   1998                   1997
                                                           ----------------       ----------------       ---------------
             Net income:
                As reported                                   $    5,520             $    2,390             $      379
                Pro forma                                     $    4,778             $    2,175             $      308
             Earnings per share - basic:
                As reported                                   $     0.23             $     0.09             $     0.01
                Pro forma                                     $     0.20             $     0.08             $     0.01
             Earnings per share - assuming dilution:
                As reported                                   $     0.21             $     0.08             $     0.01
                Pro forma                                     $     0.18             $     0.07             $     0.01


         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants for the fiscal years ended September 26, 1999, September 27, 1998 and September 28, 1997, respectively: expected volatility of 44.16%, 45.46% and 45.89%, dividend yield of 0% for all years, risk-free interest rates of 6.014%, 4.523% and 6.042% and expected lives of 3 to 10 years.

         The Company has reserved 2,727,272 shares of common stock to be issued and sold pursuant to the 1992 Stock Option Plan that was adopted by the Company on September 27, 1992. Generally, of the options granted under this plan, 60% vested on May 1, 1994 and the remainder vested on November 1, 1995. Vesting provisions for any additional options will be determined by the Board of Directors of the Company at the time of the grant of such options. The stock options are exercisable over a period determined by the Board of Directors or its Compensation Committee, but no longer than ten years after the date granted.

         During the fiscal year ended September 26, 1993, the Company adopted the 1992 Non-Qualified Stock Option Plan available for non-officer directors. This plan provides that directors who are not officers of the Company are entitled to forego up to 100% of their annual retainer in exchange for options to purchase the Company's common stock at an option price of 50% of the market price of the underlying common stock at the date of grant. The options are exercisable for a period of 10 years from the date of the grant of each option. Compensation expense related to these options was $109,000, $64,000 and $28,000 during Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

         During the fiscal year ended October 2, 1994, the Company adopted the 1994 Stock Option Plan available for certain key employees of the Company. The Company has reserved approximately 1,624,000 shares of common stock to be issued under this plan, provided that the aggregate number of options that may be granted under the 1994 Stock Option Plan and all other stock option plans of the Company for employees may not at any time exceed in the aggregate 15% of the then currently authorized common stock outstanding, on a fully diluted basis. Stock options granted under this plan are exercisable until not later than January 1, 2004.

         During the fiscal year ended September 29, 1996, the Company adopted the 1995 Non-Qualified Stock Option Plan available for directors. Each director is granted an option to purchase 20,000 shares of the Company's common stock in the case of the initial grant and 10,000 shares for any subsequent grant. The initial grant occurred upon the adoption of this plan or, in the case of new directors, 30 days after becoming an eligible director of the Company. Options granted under this plan have a term of three years and may be exercised nine months after the date of the grant. This plan terminates on February 14, 2006. No director who is not an officer of the Company may receive options to purchase more than an aggregate of 60,000 shares of Common Stock in any calendar year under all of the Company's Stock Option Plans. The plan was amended by the Stockholders in 1999 to increase the annual amount from 20,000 to 35,000 shares of the Company's common stock.

         The following table summarizes all stock option transactions for the fiscal years ended September 26, 1999 and September 27, 1998:

                                                                       Fiscal Years Ended
                                          ------------------------------------------------------------------------------
                                                   September 26, 1999                     September 27, 1998
                                                   ------------------                     ------------------
                                                            Weighted-Average                         Weighted-Average
                                             Shares          Exercise Price          Shares           Exercise Price
                                             ------          --------------          ------           --------------
    Outstanding at Beginning of Year        4,352,786           $    2.53            3,790,500           $    1.68
    Grants                                    374,200           $    3.88            1,525,316           $    4.05
    Exercised                                (996,926)          $    1.71             (951,190)          $    1.60
    Forfeited                                 (35,000)          $    3.92              (11,840)          $    1.79
                                           ----------                               -----------
    Outstanding at End of Year              3,695,060           $    2.87            4,352,786           $    2.53
                                           ==========                                =========
    Exercisable at End of Year              2,059,210                                2,591,630
                                           ==========                                =========
    Weighted-average fair value of
    options granted during the year        $     1.85                               $     1.69



     The following table summarizes information about stock options at September 26, 1999:

                              Options Outstanding                                           Options Exercisable
---------------------------------------------------------------------------------   ------------------------------------

                             Number        Weighted-Average        Weighted-            Number           Weighted-
      Range of            Outstanding          Remaining            Average          Exercisable          Average
   Exercise Prices          at 9/26/99      Contractual Life     Exercise Price        at 9/26/99     Exercise Price
   ---------------        -------------    ------------------    --------------      -------------    --------------
   $0.735 - $1.032             103,266           5.41 Years           $  0.83            103,266           $   0.83
   $1.310 - $1.580             963,898           5.17 Years           $  1.41            807,514           $   1.41
   $1.630 - $2.000             457,664           3.22 Years           $  1.74            451,784           $   1.74
   $2.060 - $2.530             647,536           4.41 Years           $  2.11            596,696           $   2.07
   $3.500 - $4.310             364,000           2.31 Years           $  3.94             74,620           $   3.55
   $4.560 - $5.000           1,158,696           8.77 Years           $  4.81             25,330           $   4.80
                           -----------                                                ----------
                             3,695,060           5.65 Years           $  2.87          2,059,210           $   1.76
                           ===========                                                ==========


         Employee Stock Ownership Plan
         -----------------------------

         The Company established the Uniroyal Technology Corporation Employee Stock Ownership Plan (the "ESOP") in 1992. The ESOP was a stock bonus plan intended to encourage eligible employees to save for their retirement and to increase their proprietary interest in the Company by accumulating the Company's common stock. Employees eligible for the initial distribution generally were all employees employed by the Company on or after January 1, 1993, excluding executive officers of the Company.


         The Company made an initial contribution to the ESOP of 850,000 shares of common stock. Future contributions by the Company were discretionary. The initial contribution was allocated to eligible employees of the Company ratably based upon the respective compensation levels of the eligible employees. Shares allocated to each participant account under the ESOP became vested upon the participant's completion of three years of cumulative service with the Company. The Company did not make any contributions to the ESOP nor did they have any ESOP expense during Fiscal 1999, Fiscal 1998 and Fiscal 1997. During Fiscal 1999, the Company merged the ESOP into the three existing employee savings plans effective October 1, 1998. No further contributions are to be made to the Plan, no further benefits will accrue to any participants in the Plan and the accounts of all participants in the Plan as of February 6, 1998 are vested.


13.      EMPLOYEE COMPENSATION

         Post-retirement Health Care and Life Insurance Benefits
         -------------------------------------------------------

         Certain retired employees are currently provided with specified health care and life insurance benefits. Generally, the plan provides for reimbursement of approved medical and prescription drug costs not fully covered by Medicare. The plan also provides for certain deductibles and co-payments. The life insurance benefits provide for amounts based upon the retirees' compensation at the time of their retirement. Eligibility requirements for such benefits vary by division, but generally provide that benefits are available to employees who retire after a certain age with specified years of service or a combined total of age and years of service. The Company has the right to modify or terminate certain of these benefits. The Company's policy is to pay the actual expenses incurred by the retirees; the Company does not intend to fund any amounts in excess of those obligations. The Company is also obligated to provide benefits to certain salaried retirees of Uniroyal Plastics Company, Inc. ("UPC"), which is currently in liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code and is an affiliate of the Predecessor Companies (Note 14), and Uniroyal, Inc. ("Uniroyal") (not affiliated with the Company) who are class members under a federal district court order. The Company and Uniroyal agreed to share on a 35%-65% basis, respectively, the costs of providing medical, prescription drug and life insurance benefits to these retirees. The Company is further obligated to make payments to a Voluntary Employee Benefits Association ("VEBA") established to provide benefits to certain retirees of the Predecessor Companies and UPC. The Company's post-retirement benefit plans are not funded.

         The Company adopted SFAS No. 106 as of September 27, 1992, which requires that the cost of the foregoing benefits be recognized in the Company's consolidated financial statements over an employee's service period with the Company. The Company determined that the accumulated post-retirement benefit obligation ("Transition Obligation") of these plans upon adoption of SFAS No. 106 was $28,085,000. The Company elected to defer the recognition of the Transition Obligation and amortize it over the greater of the average remaining service period or life expectancy period of the participants, which was expected to be approximately 16 years.

         The components of net periodic benefit costs are as follows (in thousands):

                                                       September 26,            September 27,           September 28,
                                                           1999                     1998                    1997
                                                       --------------           -------------           -------------
          Service cost                                  $      61                $      52               $      67
          Interest cost                                     1,864                    2,212                   2,315
          Amortization of prior service credit                (14)                     (14)                    (14)
          Amortization of transition obligation             1,114                    1,114                   1,134
          Recognized actuarial loss                           151                      289                     205
                                                        ---------                ---------               ---------
          Net periodic benefit cost                     $   3,176                $   3,653               $   3,707
                                                        =========                =========               =========

         A reconciliation of the beginning and ending balances of benefit obligations and the funded status of the plans are as follows (in thousands):

                                                            September 26,            September 27,
                                                                1999                     1998
                                                            --------------           --------------
         Change in benefit obligations:
         Benefit obligation at beginning of year              $    34,163              $    34,221
         Service cost before expenses                                  61                       52
         Interest cost                                              1,864                    2,212
         Benefit payments                                          (2,649)                  (2,752)
         Actuarial (gain)/loss                                     (4,788)                     430
                                                               ----------              -----------
         Benefit obligation at end of year                    $    28,651              $    34,163
                                                              ===========              ===========
         Reconciliation of funded status:
         Benefit obligation at end of year                    $    28,651              $    34,163
         Unrecognized actuarial loss                               (2,762)                  (7,701)
         Unrecognized prior service credit                            247                      261
         Unrecognized transition obligation                       (10,022)                 (11,137)
                                                               ----------              -----------
          Net amount recognized at year-end                   $    16,114              $    15,586
                                                              ===========              ===========


         The weighted average discount rate assumptions were 6.75% at September 26, 1999, 6.25% at September 27, 1998 and 7.0% at September 28, 1997.

         The assumed health care cost trend rate used in measuring the healthcare benefits for Fiscal 1999 was a 6.0% average annual rate of increase in the per capita cost health care benefits. This rate is assumed to change over the years as follows: 5.8% for the fiscal years beginning in 2000, 5.3% for the fiscal years beginning in 2003, 5.1% for the fiscal years beginning in 2005, 4.9% for the fiscal years beginning in 2010, 4.8% for the fiscal years beginning in 2015 and 4.8% for the fiscal years beginning in 2020 and later.

         Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed cost trend would have the following effects for Fiscal 1999 (in thousands):

                                                                              1% Point Increase       1% Point Decrease
                                                                              -----------------       -----------------
         Effect on total of service and interest cost components for 1999          $    172                $   (165)
         Effect on year-end 1999 post-retirement benefit obligation                   2,476                  (2,131)

         Post-retirement Benefit Plan
         ----------------------------

         Effective October 1, 1998, the Company established an unfunded post-retirement defined benefit plan for officers and certain key employees of the Company. The net periodic benefit cost recognized in Fiscal 1999 was approximately $525,000 and consisted entirely of service cost. The following tables provide a reconciliation of the changes in the plan's benefit obligations and a reconciliation of the funded status for Fiscal 1999 (in thousands):


                  Accrued benefit obligation at September 27, 1998                      $        -
                  Service cost                                                                 525
                  Benefits paid                                                                  -
                                                                                        ----------
                  Accrued benefit obligation at September 26, 1999                      $      525
                                                                                        ==========

                  Projected benefit obligation                                          $      484
                  Unrecognized prior service cost                                                -
                  Unrecognized loss                                                             41
                                                                                        ----------
                  Accrued benefit obligation at September 26, 1999                      $      525
                                                                                        ==========

         The discount rate used as of September 26, 1999 was 7.75%.

         In connection with the post-retirement defined benefit plan, the Company purchased life insurance contracts on the lives of officers and certain key employees of the Company during Fiscal 1999. Life insurance premiums of approximately $383,000 were paid by the Company in Fiscal 1999 with respect to these policies. As of September 26, 1999, $303,000 has been capitalized to reflect the cash surrender value of the contracts.

         Other Benefit Plans
         -------------------

         The UEP and UAS divisions provide additional retirement benefits to their union wage employees through two defined contribution savings plans. The plans provide for employee contributions and employer matching contributions to employee savings. Employer contributions are at rates per hour ranging generally from $.05 to $.66 based on years of service. The expenses pertaining to these plans amounted to approximately $98,000, $280,000 and $ 347,000 for the fiscal years ended in 1999, 1998 and 1997, respectively.

         In addition, the Company provides a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan covers all eligible salaried and non-union wage employees of the Company. The savings plan allows all eligible employees to defer up to 15% of their income on a pre-tax basis through contributions to the savings plan. For every dollar an employee contributes, the Company may contribute an amount equal to 25% of each participant's before-tax obligation up to 6% of the participant's compensation. Such employer contribution may be made in cash or in Company common stock. The expenses pertaining to this savings plan were approximately $85,000, $88,000 and $65,000 for the fiscal years ended 1999, 1998 and 1997. During Fiscal 1999 and Fiscal 1998 the Company contributed 39,344 and 60,520 shares of its common stock with a market value of approximately $199,000 and $191,000, respectively, to the savings plan. These contributions included contributions to employees of discontinued operations. The Company did not make any such contributions during Fiscal 1997.

14.      COMMITMENTS AND CONTINGENCIES

         Bankruptcy Proceedings
         ----------------------

         On September 27, 1992 the Company acquired the businesses of certain direct and indirect subsidiaries of The Jesup Group, Inc. ("Jesup") for $54,400,000 of the Company's common and preferred stocks. These subsidiaries (collectively, the "Predecessor Companies") are the current operating divisions of the Company. The Predecessor Companies previously filed petitions with the United States Bankruptcy Court for the Northern District of Indiana, South Bend Division (the "Bankruptcy Court") seeking protection from their creditors under Chapter 11 of the United States Bankruptcy Code. On August 20, 1992 the Bankruptcy Court approved the Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Polycast Technology Corporation and its Affiliated Debtors (the "Plan"). The Plan was substantially consummated at the close of business on September 27, 1992 (the "Effective Date").

         As a result of the bankruptcy and the consummation of the Plan at September 27, 1992, the Company recorded certain adjustments to present its consolidated financial statements at September 27, 1992 in conformity with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), of the American Institute of Certified Public Accountants. Under the provisions of SOP 90-7, the Company was required to adopt fresh start reporting as of September 27, 1992 because (i) the reorganization value of the Company (approximate fair value on the Effective Date) was less than the total of all post-petition liabilities and pre-petition allowed claims and (ii) holders of the voting shares of the Predecessor Companies before the Effective Date received less than 50 percent (50%) of the voting shares of the Company.

         As of September 26, 1999, all 20,000,000 shares of the Company's common stock allocated for the disposition of bankruptcy claims have been issued for full settlement to the holders of unsecured claims against the estates of the Predecessor Companies and to the Company's ESOP. The Bankruptcy Court issued its final decree closing the bankruptcy of the Predecessor Companies on September 27, 1999.

         Townsend Acquisition
         --------------------

         By letter dated January 30, 1998, the Denver Regional Office of the FTC notified the Company that it was conducting a non-public investigation into the Company's acquisition of the Townsend Plastics Division of Townsend Industries, Inc. in September 1997. The purpose of the investigation was to determine whether the transaction violated Section 7 of the Clayton Act, 15 USC Section 18, Section 5 of the Federal Trade Commission Act, 15 USC Section 45, or any other law enforced by the FTC. The Company has been cooperating with the FTC in its investigation. The Company has been in discussions with the staff of the FTC seeking to meet the concerns of both the Company and the FTC. Management does not expect the cost of compliance with the FTC requests to have a material adverse effect upon the Company's results of operations, cash flows or financial position. The Company is currently seeking to sell certain assets to another entity that could compete with Townsend/Glasflex in order to increase competition in the markets served by Townsend/Glasflex.

         Litigation
         ----------

         The Company is also engaged in litigation arising from the ordinary course of business. Management believes the ultimate outcome of such litigation will not have a material adverse effect upon the Company's results of operations, cash flows or financial position.

         Environmental Factors
         ---------------------

         The Company is subject to a wide range of federal, state and local laws and regulations designed to protect the environment and worker health and safety. The Company's management emphasizes compliance with these laws and regulations. The Company has instituted programs to provide guidance and training and to audit compliance with environmental laws and regulations at Company owned or leased facilities. The Company's policy is to accrue environmental and clean-up related costs of a non-capital nature when it is probable both that a liability has been incurred and that the amount can be reasonably estimated.

         The Company may become subject to claims relating to certain environmental matters. The operations of the Predecessor Companies and certain of their affiliates produced waste materials that, prior to 1980, were disposed of at some 36 known unregulated sites throughout the United States. After 1980, waste disposal was limited to sites permitted under federal and state environmental laws and regulations. If any of the disposal sites (unregulated or regulated) are found to be releasing hazardous substances into the environment, under current federal and state environmental laws, the appropriate company might be subject to liability for clean-up and containment costs.

         Prior to the Effective Date of the Predecessor Companies' Plan, several sites were identified where there were potential liabilities for the cost of environmental clean-up. In most instances, this potential liability resulted from the alleged arrangement for the off-site disposal of hazardous substances by Uniroyal, Inc.

         Pursuant to a settlement agreement with the United States Environmental Protection Agency ("EPA"), the United States Department of the Interior and the States of Wisconsin and Indiana (the "EPA Settlement Agreement"), entered into in connection with the Plan, the Predecessor Companies compromised and settled (in exchange for common stock of the Company) substantially all of the pre-petition liabilities of the Predecessor Companies and the Company relating to disposal activities under Sections 106 and 107 of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), Section 3008 of the Resource Conservation and Recovery Act ("RCRA") and similar state laws for clean-up of the remaining unsettled 20 designated sites not owned by any of the Predecessor Companies (the "Known Sites") and for natural resource damages at 15 of the 20 Known Sites. Pursuant to the EPA Settlement Agreement, the Predecessor Companies and the Company received from the United States and the States of Indiana and Wisconsin a covenant not to sue for response costs and, with the exception of five Known Sites, natural resource damages at each of the Known Sites. In addition, pursuant to Section 113(f)(2) of CERCLA, and as provided under the EPA Settlement Agreement, the Predecessor Companies and the Company will be protected against contribution claims filed by private parties for any Known Site for matters covered by the EPA Settlement Agreement. The EPA Settlement Agreement established a mechanism for the Company to resolve its liability for any other sites, except for those owned by the Company (the "Additional Sites"), arising from pre-petition disposal activity. The Company also agreed to share with such parties the proceeds of claims relating to the known sites made against certain insurers of the Predecessor Companies and their affiliates.

         In the event that the United States, or the State of Wisconsin or the State of Indiana asserts a claim against any of the Predecessor Companies or the Company for response costs associated with pre-petition disposal activities at any Additional Site, the governmental party will be entitled to pursue its claim in the ordinary course, and the Company and the Predecessor Companies will be entitled to assert all of their defenses. However, if and when the Company or any of the Predecessor Companies is held liable, and if the liability is determined to arise from pre-petition disposal activities, the Company or such Predecessor Company may pay the claims in discounted "plan dollars" (i.e., the value of the consideration that the party asserting such claim would have received if the liability were treated as a general unsecured claim under the Plan). Such payment may be made in cash or securities, or a combination thereof, at the Company's or such Predecessor Company's option.

         The Company received a letter dated October 30, 1997, from the EPA, Region 5, informing the Company that it might be financially responsible for a pollution incident at the facility formally leased by the Company at 312 North Hill Street, Mishawaka, Indiana. The EPA notified the Company that it expected the Company to pay for part or all of the approximately $1,700,000 of costs associated with the clean-up of a portion of such plant. The Company and the EPA negotiated a settlement whereby the EPA was given an allowed unsecured claim of $1,700,000 under the Plan, and the Company made a payment of $525,000 to the EPA in March of 1999. The liability had been fully accrued for in a prior fiscal year.

         In October 1996, the EPA sent the Company a General Notice and Special Notice of Liability concerning the Refuse Hideaway landfill Superfund Site at Middleton, Wisconsin. While a unit of Uniroyal, Inc. is believed to have sent non-hazardous waste to the site between 1978 and 1984, the Company is not aware that the Uniroyal, Inc. unit sent any hazardous materials to the site. The Company has entered into an Administrative Order on Consent with the EPA and a Potentially Responsible Parties Agreement with certain other potentially responsible parties. The Company does not presently anticipate any material liability in connection with the site, and in any event, if the Company is found to have liability in connection with the site, such liability will be subject to the terms of the EPA Settlement Agreement.

         Claims arising from real property owned by the Company are not affected by the EPA Settlement Agreement. In connection with the acquisition of a manufacturing facility in South Bend, Indiana, the Company assumed costs of remediation of soil and ground water contamination which the Company estimates will cost not more than $1,000,000 over a five-to-seven year period. The Company had placed $1,000,000 in an escrow account to be used for such clean-up in accordance with the terms of the agreement for the purchase of the facility. As of September 26, 1999, the Company had incurred approximately $615,000 of related remediation costs.

         The Company's acquisition of assets of Townsend Plastics in September 1997, included the building in which the business operates in Pleasant Hill, Iowa. The seller retained the underlying real property, which is leased to the Company for a term of ten years. The Company also has an option to acquire such real property until September 30, 2007. The real property is subject to a RCRA Facility Investigation/Corrective Measures Study with Interim Measures ordered by the EPA pursuant to RCRA. Two former lessees of the property are performing corrective measures on the real property to remediate soil and ground water contamination. The Company does not anticipate that such corrective measures will interfere with the Company's use of the property. The Company does not anticipate any liability to the Company in connection with such contamination or corrective measures as long as the Company remains a lessee of the property.

         Based on information available as of September 26, 1999, the Company believes that the costs of known environmental matters either have been adequately provided for or are unlikely to have a material adverse effect on the Company's operations, cash flows or financial position.

         Leases
         ------

         The Company is a party to non-cancelable lease agreements involving equipment. The leases extend for varying periods up to 5 years and generally provide for the payment of taxes, insurance and maintenance by the lessee. Generally these leases have options to purchase at varying dates.

         The Company's property held under capitalized leases, included in property, plant and equipment (Note 4) consists of the following (in thousands):

                                                             September 26,                 September 27,
                                                                 1999                          1998
                                                             --------------                ------------
       Buildings and improvements                             $    5,426                    $        -
       Machinery, equipment and office furnishings                 5,380                           928
       Construction in progress                                    9,755                             -
                                                              ----------                    ----------
                                                                  20,561                           928
       Less accumulated amortization                                (311)                         (190)
                                                              ----------                    ----------
       Total                                                  $   20,250                    $      738
                                                              ==========                    ==========

         The approximate minimum future lease obligations on long-term non-cancelable capital lease obligations included in long-term debt (Note 10) during subsequent fiscal years ending in September are as follows (in thousands):

            FISCAL YEAR
            -----------
              2000                                       $   4,957
              2001                                           4,509
              2002                                           4,768
              2003                                           4,768
              2004                                           3,464
                                                         ---------
                                                            22,466
              Less imputed interest                         (4,217)
                                                         ---------
                Total                                    $  18,249
                                                         =========

         Interest is imputed using the rate that would equate the present value of the minimum lease payments to the fair value of the leased equipment.

         The Company leases equipment, vehicles and warehouse and office space under various lease agreements, certain of which are subject to escalations based upon increases in specified operating expenses or increases in the Consumer Price Index. The approximate future minimum rentals under non-cancelable operating leases during subsequent fiscal years ending in September are as follows (in thousands):

          FISCAL YEAR
          -----------
            2000                                     $    978
            2001                                          682
            2002                                          614
            2003                                          512
            2004                                          399
            Subsequent years                            1,569
                                                     --------

               Total                                 $  4,754
                                                     ========

         Rent expense was approximately $617,000, $516,000 and $769,000 for Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.


         Officers' Compensation
         ----------------------

         On August 1, 1995 the Company implemented a Deferred Compensation Plan providing certain key employees the opportunity to participate in an unfunded deferred compensation program. Under the program, participants may defer a portion of their base compensation and bonuses earned each year. Amounts deferred will earn interest at 12% per annum. The program is not qualified under Section 401 of the Internal Revenue Code. At September 26, 1999 and September 27, 1998 participant deferrals, which are included in accrued liabilities, were $726,000 and $519,000, respectively. The expense during the Fiscal 1999, Fiscal 1998 and Fiscal 1997 was $208,000, $184,000 and $161,000, respectively.

         Also during the fiscal year ended October 1, 1995, split dollar life insurance contracts were purchased on the lives of the five executive officers. Annual insurance premiums of $186,000 are paid by the Company with respect to these policies. As of September 26, 1999 and September 27, 1998, $929,000 and $717,000, respectively, has been capitalized to reflect the cash surrender value of these contracts due the Company, net of loan balances.

         As of September 26, 1999, the Company had employment contracts with four officers of the Company, providing for total annual payments of approximately $1,509,000 plus bonuses through September 1, 2000.

15.      SALE OF THE AUTOMOTIVE DIVISION OF THE COATED FABRICS SEGMENT

         During the fourth quarter of Fiscal 1996, management of the Company concluded that, based not only on its decision to sell, but also on discussions with interested buyers, a sale of the automotive operations of the Coated Fabrics Segment was probable. The automotive operations were comprised of 100% of the operations at the Port Clinton, Ohio ("Port Clinton") facility and a portion of overall operations at the Stoughton, Wisconsin facility ("Stoughton"). Further, on December 11, 1996, the Board of Directors approved the closure of the Port Clinton operation of the Coated Fabrics Segment during the fiscal year ending September 28, 1997 in the event a sale did not occur. Port Clinton had incurred operating losses of approximately $7,640,000 and $5,540,000 during the fiscal years ended September 29, 1996 and October 1, 1995.

         In accordance with SFAS No. 121, the Company recorded a write-down of long-lived assets related to the automotive operations totaling approximately $8,900,000 during the fiscal year ended September 29, 1996. The related assets were classified as held for sale and depreciation ceased on September 29, 1996. The carrying value of the remaining long-lived assets to be disposed of was $3,217,000 as of September 26, 1999 and $4,530,000 as of September 27, 1998. The Company expects to dispose of the remaining automotive assets, the majority of which represent the real property at Port Clinton, in Fiscal 2000.

         On May 15, 1997 the Company agreed to sell certain assets of the automotive division of the Coated Fabrics Segment located at the Company's Stoughton, Wisconsin, facility ("Stoughton") to Textileather Corporation, a subsidiary of Canadian General-Tower, Limited ("CGT") for $6,657,500. The Company received $4,657,500 in cash and Textileather retained $2,000,000 which was to be paid pursuant to the terms of a supply agreement and to bear interest at the rate of 9% per annum. Under the terms of the supply agreement, the Company agreed to continue to manufacture and supply Stoughton automotive products to its customers until Textileather Corporation could transfer production of the Stoughton automotive products to its own facility. The $2,000,000 plus accrued interest was payable in stages and contingent upon the successful transfer of certain automotive programs to Textileather Corporation. The first installment was due September 30, 1997. The Company requested payment and was denied payment by CGT. On October 10, 1997, the Company filed suit against CGT and Textileather Corporation in the Dane County, Wisconsin Circuit Court. The Company sought damages for non-payment of the holdback and declaratory and injunctive relief. On

         October 30, 1997, the defendants filed their answer, basically denying the claims. Textileather Corporation later commenced an arbitration in Madison, Wisconsin in connection with claims by Textileather Corporation under the asset purchase agreement. The two cases were settled on July 17, 1998. As part of the settlement the Company retained in perpetuity certain automotive programs it had previously sold, and two programs were retained until February 28, 1999. In addition, Textileather made a cash payment to the Company of approximately $379,000 which was recorded by the Company as a gain, and also transferred ownership back to the Company of an asset located at the Company's Port Clinton, Ohio facility.

         On October 17, 1997 the Company further agreed to sell certain assets at Port Clinton to CGT for $5,325,000 plus the value of purchased inventories and plus or minus adjustments contingent upon the transfer of certain automotive programs to CGT as defined in the agreement. On July 10, 1998, the Company received $4,930,000 from CGT under this agreement relative to assets related to the Company's door panel program. Under the terms of a supply agreement, the Company agreed to continue to manufacture and supply customers of the door panel programs until CGT could transfer the production of the door panels to its own facility. The Company stopped producing door panels at its Port Clinton, Ohio facility in November, 1998. The Company received an additional $800,000 when CGT secured purchase orders for the twelve months following the door panel closing from certain customers as identified in the agreement. The Company also received an additional $900,000 on July 19, 1999 for certain customer approvals and resulting transfer to CGT of purchased assets that relate to the Company's instrument panel programs. During Fiscal 1999 and Fiscal 1998, the Company recognized a gain of $667,000 and $133,000, respectively, in connection with this transaction.

         Management believes that the Company will not have any further significant gain or loss upon the disposal of the remaining Port Clinton assets.

16.      JOINT VENTURE

         As of September 29, 1997, the Company entered into a technology agreement with Emcore to acquire certain technology for the manufacture of epitaxial wafers used in high brightness LEDs for lamps and display devices. Included in other assets at September 26, 1999 are license fees relating to the technology agreement of $5,000,000 paid to Emcore during the fiscal year ended September 26, 1999 and September 27, 1998 (Note 8). On the date of the transaction, Thomas J. Russell, the Chairman of the Board of Directors of Emcore, was a director and major stockholder of the Company and Howard R. Curd, the Chairman of the Board of Directors and Chief Executive Officer of the Company, was a director and stockholder of Emcore. Subsequent to the transaction, Thomas J. Russell resigned from the Board of Directors of the Company and Howard R. Curd resigned from the Board of Directors of Emcore.

         Uniroyal Optoelectronics, Inc., a wholly-owned subsidiary of the Company, entered into a joint venture (Uniroyal Optoelectronics, LLC) with Emcore which Uniroyal Optoelectronics, Inc. manages and owns a 51% interest. Emcore is the 49% owner. In July 1998, both owners capitalized the joint venture through cash contributions of $510,000 by the Company and $490,000 by Emcore.

         During Fiscal 1999, Emcore made additional capital contributions to the joint venture of $5,500,000. The Company is required to fund its equivalent contribution of approximately $5,700,000 as cash is required by the joint venture.

         Included in selling and general administrative expenses of the Company for Fiscal 1999 and Fiscal 1998 are $4,345,000 and $302,000,
         respectively, of joint venture start-up costs.

         In July 1998, the joint venture entered into a supply agreement with Emcore whereby Emcore agreed to supply epitaxial wafers, dies and package-ready devices to the joint venture until the joint venture was ready to produce its own products. During Fiscal 1999, Uniroyal Optoelectronics, LLC sales of approximately $479,000 were a result of product supplied by Emcore.

         In July 1998, the joint venture entered into a lease agreement for a facility in Tampa, Florida and has completed construction of leasehold improvements. It is anticipated that the joint venture will begin production for commercial applications in the second quarter of Fiscal 2000.

17.      INCOME (LOSS) PER COMMON SHARE

         FASB has issued SFAS No. 128, EARNINGS PER SHARE, which was required to be adopted for financial statement periods ending after December 15, 1997. SFAS No. 128 requires that the primary and fully diluted earnings per share be replaced by "basic" and "diluted" earnings per share, respectively. The basic calculation computes earnings per share based only on the weighted average number of shares outstanding as compared to primary earnings per share which included common stock equivalents. The diluted earnings per share calculation is computed similarly to fully diluted earnings per share. The Company has adopted SFAS No. 128 for the fiscal years ended September 26, 1999, September 27, 1998 and September 28, 1997.

         The reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:



                                                          For the Fiscal Year Ended September 26, 1999
                                        ---------------------------------------------------------------------------
                                             Income (Numerator)      Shares (Denominator)        Per Share Amount
                                        ------------------------ ------------------------- -------------------------
          Income from continuing opera-
            tions before discontinued
            operations and extraordinary
            item                                 $     1,251,000
          Basic EPS
          ---------
            Income available to common
               stockholders                            1,251,000            24,315,992              $    0. 05
                                                                                                    ==========
          Effect of Dilutive Securities
          ------------------------------
            Stock options                                                    1,656,920
            Warrants                                                           599,756
                                                                        ---------------
          Diluted EPS
          ------------
            Income available to common
              stockholders                       $     1,251,000            26,572,668              $     0.05
                                                 ===============        ===============             ==========


                                                          For the Fiscal Year Ended September 27, 1998
                                           ---------------------------------------------------------------------------
                                             Income (Numerator)      Shares (Denominator)        Per Share Amount
                                           -------------------- ------------------------- -------------------------

          Income from continuing opera-
            tions before discontinued
            operations and extraordinary
            item                                 $     2,301,000
          Basic EPS
          ---------
            Income available to common
               stockholders                            2,301,000            26,463,084             $    0. 09
                                                                                                    ==========
          Effect of Dilutive Securities
          ---------------------------------
            Stock options                                                    2,140,244
            Warrants                                                           658,808
                                                                          ------------
          Diluted EPS
          ------------
            Income available to common
              stockholders                      $     2,301,000            29,262,136             $     0.08
                                                 ===============          ============            ==========

                                                          For the Fiscal Year Ended September 28, 1997
                                           ---------------------------------------------------------------------------
                                           Income (Numerator)      Shares (Denominator)        Per Share Amount
                                           ---------------------- ------------------------- -------------------------
          Loss from continuing opera-
            tions before discontinued
            operations and extraordinary
            item                                $     (2,258,000)

          Less: Preferred stock dividends               (220,000)

          Basic EPS
          ----------
             Loss to common stock holders             (2,478,000)             26,633,930           $   (0.09)
                                                                                                    =========

          Effect of Dilutive Securities
          ---------------------------------
            Stock options

          Diluted EPS
          -----------
            Loss to common stockholders         $    (2,478,000)              26,633,930           $   (0.09)
                                                 ===============          ===============           =========

         Additional stock options to purchase 1,157,696, 1,155,696 and 2,448,956 shares of common stock at various prices were outstanding at September 26, 1999, September 27, 1998 and September 28, 1997, respectively. These shares were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares. Warrants to purchase 1,600,000 shares of common stock at $2.1875 per share were not included in the computation of diluted earnings per share at September 28, 1997 because the exercise price was greater than the average market price of the common shares. Stock options to purchase 213,178 shares of stock were excluded from the computation of earnings per share in Fiscal 1997 as the effect would have been antidilutive.

         The calculation for earnings per share for Fiscal 1997 has been revised to include the effect of the dividends paid to the owners of preferred stock paid in common stock.

18.      RELATED PARTY TRANSACTIONS

         The Company has an agreement with an investment banking firm that employs relatives of one of the Company's executive officers. The investment banking firm has provided financial advisory services to the Company for fees of approximately $157,000, $732,000 and $274,000 during Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively. Of the $732,000 incurred during Fiscal 1998, $650,000 was incurred in connection with the Fleet Financing.

         During the fiscal years ended September 26, 1999 and September 27, 1998, the Company incurred legal fees of approximately $299,000 and $326,000, respectively, with a law firm of which one of the Company's directors is a senior partner. Approximately $231,000 of the legal fees incurred in Fiscal 1998, were incurred in connection with the Fleet Financing. No legal fees were paid to this firm during the fiscal year ended September 28, 1997.

19.      SEGMENT INFORMATION

         The Company adopted SFAS No. 131, "Disclosures About Segments of Enterprise and Related Information," which establishes standards for reporting information about a Company's operating segments, in the fourth quarter of Fiscal 1999. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing performance of the Segment.

         The Company's operations are classified into three reportable segments:
         Coated Fabrics, Specialty Adhesives and Optoelectronics. The Coated Fabrics Segment manufactures vinyl coated fabric products. The Specialty Adhesives Segment manufactures industrial adhesives and sealants. The Optoelectronics Segment will manufacture epitaxial wafers, dies and package-ready dies used in high brightness light-emitting diodes (LEDs) once operations commence.

         The Company's reportable segments are strategic business units that offer different products and are managed separately based on fundamental differences in their operations.

         The Coated Fabrics Segment includes Uniroyal Engineered Products, Inc.'s operating division, Uniroyal Engineered Products. The Specialty Adhesives Segment includes Uniroyal Engineered Products, Inc.'s operating division, Uniroyal Adhesives and Sealants. The Optoelectronics Segment includes Uniroyal Optoelectronics, Inc. and its majority-owned subsidiary, Uniroyal Optoelectronics, LLC. All other subsidiaries are considered part of corporate.

         The Company's assets and operations are located in the United States. The principal markets for the Company's products are in the United States. Export sales to foreign countries, based upon where the products are shipped to, were approximately $2,544,000, $5,980,000 and $4,155,000 in Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively. Sales to one customer of the Coated Fabrics Segment represented approximately 14.5% and 13.1% of consolidated net sales in Fiscal 1998 and Fiscal 1997, respectively. Sales to another customer of the Specialty Adhesives Segment represented approximately 27%, 17.5% and 18.1% of consolidated net sales in Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Management evaluates a Segment's performance based upon profit or loss from operations before interest and income taxes. Intersegment sales are not significant.

         Segment data for Fiscal 1999, Fiscal 1998 and Fiscal 1997 is as follows (in thousands):

                                                 September 26,         September 27,          September 28,
                                                      1999                   1998                  1997
                                                  -------------         --------------         -----------
         Net Sales:
            Coated Fabrics                         $    42,341           $    67,906           $    68,772
            Specialty Adhesives                         28,388                24,130                20,905
            Optoelectronics                                485                     -                     -
                                                   -----------           -----------           -----------
         Total                                     $    71,214           $    92,036           $    89,677
                                                   ===========           ===========           ===========

         Operating Income (loss):
            Coated Fabrics                         $     4,202           $     8,868           $     2,105
            Specialty Adhesives                          2,686                 1,911                  (346)
            Optoelectronics                             (5,080)                 (398)                    -
            Corporate                                   (4,490)               (3,673)               (1,712)
                                                   ------------          -----------           -----------
         Total                                     $    (2,682)          $     6,708           $        47
                                                   ===========           ===========           ===========
         Identifiable assets:
            Coated Fabrics                         $    23,547           $    35,959           $    43,654
            Specialty Adhesives                         15,972                15,755                15,012
            Optoelectronics                             22,474                 2,677                     -
            Corporate                                   44,963                35,456                34,415
                                                   -----------           -----------           -----------
         Total                                     $   106,956           $    89,847           $    93,081
                                                   ===========           ===========           ===========
         Depreciation and amortization:
            Coated Fabrics                         $     1,702           $     1,704           $     1,847
            Specialty Adhesives                            873                   842                   882
            Optoelectronics                                210                     1                     -
            Corporate                                      720                 1,071                 1,388
                                                   -----------           -----------           -----------

         Total                                     $     3,505           $     3,618           $     4,117
                                                   ===========           ===========           ===========
         Capital Expenditures:
            Coated Fabrics                         $       535           $       448           $     1,213
            Specialty Adhesives                            578                   911                 7,311
            Optoelectronics                             21,353                   292                     -
            Corporate                                      787                   238                   802
            Discontinued operations                      7,564                 5,399                 2,951
                                                   -----------           -----------           -----------
         Total                                     $    30,817           $     7,288           $    12,277
                                                   ===========           ===========           ===========

         Included in each Segment's operating income in Fiscal 1999 is an allocation of corporate overhead based upon 3.5% of Segment sales with the exception of the Optoelectronics Segment for which the corporate overhead allocation was $876,000.

         During Fiscal 1998, the Company changed its methodology for the allocation of corporate overhead from an allocation of 100% of certain corporate costs to an allocation of costs based upon 3.0 - 3.5% of Segment sales. Prior fiscal year allocations were not restated. Had prior year allocations been restated for consistency with current year allocations, it would have resulted in additional corporate overhead allocation to the Coated Fabrics and Specialty Adhesives Segments' in Fiscal 1998 of $177,000 and $48,000, respectively. It would have resulted in additional (less) corporate overhead allocation to the Coated Fabrics and Specialty Adhesives Segments in Fiscal 1997 of $273,000 and ($772,000), respectively.

20.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS):

                                             First Quarter      Second Quarter       Third Quarter       Fourth Quarter
                                             -------------      --------------       -------------       --------------
1999
----
Net sales                                    $   18,126           $  16,965           $  18,522            $  17,601
Gross profit                                      3,281               3,812               4,931                5,510
Income before extraordinary item                     19               1,059               1,931                2,511
Net Income                                           19               1,059               1,931                2,511

Earnings per common share:
   Basic:
     Income before extraordinary item        $        -           $    0.04           $    0.08            $    0.10
     Net income                              $        -           $    0.04           $    0.08            $    0.10
   Diluted:
     Income before extraordinary item        $        -           $    0.04           $    0.07            $    0.10
     Net income                              $        -           $    0.04           $    0.07            $    0.10

1998
----
Net sales                                    $   21,985           $  21,506           $  23,370            $  25,175
Gross profit                                      5,722               5,063               5,120                6,263
Income before extraordinary item                  1,363               1,744               2,618                2,302
Net income                                        1,363               1,744              (3,019)               2,302

Earnings per common share:
   Basic:
     Income before extraordinary item        $     0.05           $    0.07           $    0.10            $    0.09
     Net income                              $     0.05           $    0.07           $   (0.11)           $    0.09
   Diluted:
     Income before extraordinary item        $     0.05           $    0.07           $    0.09            $    0.08
     Net income                              $     0.05           $    0.07           $   (0.10)           $    0.08

         The quarterly financial information has been restated to reflect discontinued operations.

21.      SUBSEQUENT EVENT

         Pursuant to an asset purchase agreement dated December 24, 1999, HPPI sold substantially all of its net assets to Spartech Corporation. The transaction closed on February 28, 2000. The consolidated financial statements presented herein have been restated to reflect the discontinued operations of HPPI in accordance with Accounting Principles Board ("APB") Opinion No. 30, "REPORTING THE RESULTS OF OPERATIONS."

         Net liabilities of the discontinued operations of the High Performance Plastics Segment have been segregated on the September 26, 1999 and September 27, 1998 balance sheets, the components of which are as follows (in thousands):

         Net Liabilities of Discontinued Operations

                                                                   September 26,        September 27,
                                                                        1999                 1998
                                                                  ----------------     -----------------
      Assets:
      Cash                                                            $        37          $     1,486
      Trade receivables                                                    18,261               17,033
      Inventories                                                          30,028               27,877
      Deferred income taxes                                                 2,030                1,734
      Prepaids and other assets                                             1,712                  210
      Property, plant and equipment - net                                  45,099               42,083
      Goodwill - net (Note 7)                                              11,142                7,582
      Other assets - net                                                    4,258                4,985
                                                                      -----------          -----------
      Total assets                                                        112,567              102,990
                                                                      -----------          -----------
     Liabilities:
     Current portion of long-term debt (Note 10)                            8,805                6,005
     Trade payables                                                        13,323                6,065
     Other accrued expenses                                                 7,429                5,490
     Long-term debt, net of current portion (Note 10)                      84,552               97,061
     Deferred income taxes                                                  6,322                6,486
     Other liabilities                                                        516                  861
                                                                       -----------          -----------
     Total liabilities                                                    120,947              121,968
                                                                       -----------          -----------
     Net liabilities of discontinued operations                       $     8,380          $    18,978
                                                                       ===========          ===========

         The results of operations for all periods presented have been restated for discontinued operations. The operating results of discontinued operations are as follows (in thousands):

                                                                                    Fiscal Years Ended
                                                                -----------------------------------------------------------
                                                                    September 26,        September 27,       September 28,
                                                                        1999                 1998                1997
                                                                    --------------       --------------      -------------
      Net sales                                                   $   130,219          $   128,580           $ 118,847
      Cost of goods sold                                               93,367               90,638              86,507
      Selling and administrative                                       15,538               15,947              16,852
      Depreciation and other amortization                               5,652                5,479               4,941
      Loss on assets to be disposed of                                    144                  407                   -
                                                                  -----------          -----------           ---------
      Income before interest expense and income taxes                  15,518               16,109              10,547
      Interest expense                                                 (8,574)              (7,219)             (6,151)
                                                                  -----------          -----------           ---------
      Income before taxes                                               6,944                8,890               4,396
      Tax expense                                                      (2,675)              (3,164)             (1,759)
                                                                  -----------          -----------           ---------

      Net income from discontinued operations                     $     4,269          $     5,726           $   2,637
                                                                  ===========          ===========           =========


         On March 10, 2000, the Company declared a two-for-one stock split in the form of a 100% stock dividend to its common shareholders of record on March 20, 2000. The consolidated financial statements presented herein have been restated to retroactively reflect the effect of the split.

         On April 10, 2000, the Company signed a merger agreement with Sterling Semiconductor, Inc. ("Sterling"). The merger agreement provides for the exchange of the Company's common stock for Sterling's issued and outstanding preferred and common stocks. The resulting merged entity will become a wholly-owned subsidiary of the Company called Sterling Semiconductor, Inc. The transaction is subject to the approval of Sterling's stockholders and is expected to close in May of 2000. It is estimated that approximately 1,469,000 shares of the Company's common stock having a value of approximately $34,335,000 will be exchanged in the transaction and approximately 492,000 stock options of the Company having a value of approximately $8,236,000 will be issued to Sterling's employees in exchange for the cancellation of existing employee stock options under Sterling's stock option plans.